                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              [x]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:


[ ]   Preliminary Proxy Statement


[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))


[X]   Definitive Proxy Statement


[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                          TOREADOR ROYALTY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[x]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

     (5)  Total fee paid:

      --------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule on the date of its filing.

      (1)    Amount Previously Paid:

      --------------------------------------------------------------------------

      (2)    Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      (3)    Filing Party:

      --------------------------------------------------------------------------

      (4)    Date Filed:

      --------------------------------------------------------------------------

Notes:

[LOGO]                    TOREADOR ROYALTY CORPORATION
                          4809 COLE AVENUE, SUITE 108, DALLAS, TEXAS 75205
                          (214) 369-0080 (TELEPHONE), (214) 369-3183 (FACSIMILE)


April 30, 1999



Dear Toreador Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Toreador Royalty Corporation. The meeting will be held at 10:00 a.m. on Thursday, May 20, 1999, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person.

         o You will find enclosed a Notice of Annual Meeting on Page 1 that identifies the three proposals for your action.

         o At the meeting we will present a report on Toreador's 1998 business results and on other matters of current interest to you.


         o   You will find enclosed the 1998 Annual Report.


      Your vote is very important. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

      On behalf of the Board of Directors, thank you for your cooperation and continued support.



                                                        Sincerely,

                                                        /s/ John Mark McLaughlin

                                                        John Mark McLaughlin
                                                        Chairman of the Board

                          TOREADOR ROYALTY CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                                 (214) 369-0080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 20, 1999

To our Stockholders:

         The Annual Meeting of Stockholders of Toreador Royalty Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 20, 1999, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas, for the following purposes:

         o To elect members of the Board of Directors, whose terms are described in the proxy statement;

         o To approve the Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan;

         o To approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of Common Stock; and

         o To transact such other business as may properly come before the annual meeting or any adjournment thereof.


         Only stockholders of record of Common Stock at the close of business on April 30, 1999, are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

         A record of the Company's activities is contained in the enclosed 1998 Annual Report. Appended to the attached proxy statement are the Company's consolidated financial statements for the year ended December 31, 1998 and Management's Discussion and Analysis of Financial Condition and Results of Operation.

Dated:  April 30, 1999

                                              Sincerely,

                                              /s/ John Mark McLaughlin


                                              John Mark McLaughlin
                                              Chairman of the Board of Directors

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                          TOREADOR ROYALTY CORPORATION


                                TABLE OF CONTENTS



                                                                                Page
                                                                                ----
GENERAL...........................................................................1
     Proxies......................................................................1
     Voting Procedures and Tabulation.............................................2
     Voting Securities............................................................2
     Agreements with the Gralee Persons and the Dane Falb Persons.................3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................4

PROPOSAL ONE:  ELECTION OF DIRECTORS..............................................7

EXECUTIVE OFFICERS................................................................8

MEETINGS OF THE DIRECTORS AND COMMITTEES..........................................9

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS....................................10
     Summary Compensation Table..................................................10
     Option Grants and Exercises.................................................11
     Pension Benefits............................................................13
     Employment Agreement........................................................13
     Change of Control Arrangements..............................................13
     Compensation of Directors...................................................14
     Compensation Committee Interlocks and Insider Participation.................15

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................15
     Executive Compensation: Philosophy and Program Components...................15
     Base Salary and Bonus.......................................................16
     Stock Option Plan Awards....................................................16
     Chief Executive Officer Compensation........................................17

STOCK PERFORMANCE GRAPH..........................................................17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................21

PROPOSAL TWO:  APPROVAL OF AMENDED AND RESTATED 1990 STOCK OPTION PLAN...........21

PROPOSAL THREE:  APPROVAL OF AMENDMENT TO CHARTER TO INCREASE THE
     NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000...................29

AUDITORS.........................................................................30

STOCKHOLDERS' PROPOSALS..........................................................30

ANNUAL REPORT AND FINANCIAL STATEMENTS...........................................31

EXHIBIT A........................................................................32




                                      (i)

                                                                                Page
                                                                                ----
APPENDIX 1:

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS......................................................A-1

REPORT OF INDEPENDENT ACCOUNTANTS...............................................A-6

FINANCIAL STATEMENTS:
     CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1998 AND 1997................A-7

     CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE YEARS
         ENDED DECEMBER 31, 1998................................................A-8

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         FOR THE THREE YEARS ENDED DECEMBER 31, 1998............................A-9

     CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE YEARS
         ENDED DECEMBER 31, 1998...............................................A-11

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS................................A-12





                                      (ii)

                          TOREADOR ROYALTY CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                                 (214) 369-0080


                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 20, 1999

                                     GENERAL


         Your proxy is being solicited by the Board of Directors of Toreador Royalty Corporation for use at the Annual Meeting of Stockholders of the Company. The annual meeting will be held on Thursday, May 20, 1999, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. This proxy statement and form of proxy are being sent to you on or about April 30, 1999.

         This proxy statement contains important information relating to a stockholder's agreement dated June 25, 1998, among certain stockholders of the Company lead by Lee Global Energy Fund, L.P. (the "Gralee Persons"), certain stockholders of the Company lead by Dane, Falb, Stone & Co., Inc. (the "Dane Falb Persons") and certain other stockholders. This agreement provides, among other things, that two nominees designated by the Gralee Persons and two nominees designated by the Dane Falb Persons are to be proposed for election to the Company's Board of Directors at the annual meeting. See " -- Agreements with the Gralee Persons and the Dane Falb Persons" for more information regarding this agreement.

         The Company will bear the cost of soliciting proxies. We have retained Corporate Investor Communications, Inc., a proxy solicitation firm in Carlstadt, New Jersey, to distribute broker search cards and to distribute this proxy statement, the attached form of proxy and the 1998 Annual Report, for a fee of less than $1,000 plus certain expenses. We may use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts). We may also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.


PROXIES

         Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the annual meeting in accordance with your directions. To be valid and counted at the annual meeting you must properly sign, date and return the proxy card to us. If you do not provide any direction as to how to vote your shares, shares will be voted:

o FOR the election of the seven nominees for directors named in the proxy card;

o FOR the approval of the Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan (the "Amended and Restated Stock Option Plan"); and

o FOR the approval of an amendment to the Company's certificate of incorporation that increases the number of authorized shares of Common Stock, par value $0.15625 per share (the "Common Stock"), from 10,000,000 to 20,000,000 shares.

         The Board of Directors knows of no other business to come before the annual meeting, but if other matters properly come before the annual meeting, the persons named in the proxy intend to vote on any such new matters in accordance with their best judgment. You may revoke your proxy at any time before it has been voted at the annual meeting by giving written notice of such revocation to the Secretary of the Company, by filing with us a proxy having a subsequent date or by voting in person at the annual meeting.


         Included in Appendix 1 to this proxy statement are the 1998 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Report of Independent Accountants. This Appendix does not constitute a part of this proxy statement, but is being provided to you in conjunction with the 1998 Annual Report.


VOTING PROCEDURES AND TABULATION.


         A majority of the shares of Common Stock entitled to vote, present in person at the annual meeting or represented by proxy at the annual meeting, shall constitute a quorum at the annual meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the annual meeting is required to elect each of the seven directors nominated for reelection to the Company's Board of Directors. All other matters properly brought before the annual meeting will be decided by a majority of the votes cast on the matter. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, stockholders of record who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the annual meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.


         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form or has otherwise advised us that the broker lacks voting authority. "Broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

         Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy. Votes may be cast in favor of or withheld with respect to each nominee. Abstentions and broker non-votes will not be counted by us.


         Approval of Amendment to Certificate of Incorporation. The affirmative vote of the majority of the shares outstanding are entitled to vote at the annual meeting is required to approve the amendment to the certificate of incorporation increasing the number of shares of authorized Common Stock. Uninstructed shares are not entitled to vote on this matter and, therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.


         Approval of the Amended and Restated 1990 Stock Option Plan. The affirmative vote of the majority of the shares present in person or by proxy at the annual meeting and entitled to vote is required to approve the Amended and Restated Stock Option Plan. Uninstructed shares are not entitled to vote on this matter and, therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

         We will appoint one or more inspectors of election to act at the annual meeting and to make a written report on the voting. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and on each other matter properly submitted for vote at the annual meeting.

VOTING SECURITIES.

         The only voting security of the Company outstanding and entitled to vote at this annual meeting is its Common Stock, par value $.15625 per share. Only the holders of record of Common Stock at the close of business on April 30, 1999, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of April 30, 1999, there were 5,186,671 shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote. The holders of Series A Convertible Preferred Stock of the Company, par value $1.00 ("Series A Preferred Stock"), are not entitled to vote on any of the matters being submitted for approval at this annual meeting. Unless the context otherwise requires, all references to "stockholders" in this proxy statement refer only to holders of Common Stock.


         The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The holders of Series A Preferred Stock have limited voting rights in certain circumstances, but will not be entitled to vote on any of the matters being voted upon at this meeting.

AGREEMENTS WITH THE GRALEE PERSONS AND THE DANE FALB PERSONS.


         On June 25, 1998, the Gralee Persons (specifically, Messrs. G. Thomas Graves III and William I. Lee and Lee Global Energy Fund, L.P. ("Lee Global"), Gralee Capital Corp., and Gralee Partners, L.P.), the Dane Falb Persons (specifically Messrs. Peter L. Falb and Edward Nathan Dane, Firethorn I Limited Partnership, the Hilary Bell Falb 1983 Trust, the Alison Forslund Falb 1985 Trust, the Forslund Irrevocable Trust and Dane, Falb, Stone & Co., Inc.) and Messrs. John V. Ballard, J. W. Bullion, Thomas P. Kellogg, Jr., John Mark McLaughlin, Peter R. Vig and Jack L. Woods (collectively with the Gralee Persons and the Dane Falb Persons, the "Voting Agreement Stockholders"), entered into a Stockholder Voting Agreement (the "Stockholder Agreement"). Pursuant to the Stockholder Agreement, the Voting Agreement Stockholders agreed to support the nomination and election of a slate of seven nominees standing for election as directors at the 1998 Annual Meeting and at the 1999 and 2000 Annual Meetings if such nominees were willing to act as directors. The Stockholder Agreement provides that the seven nominees are to be: Messrs. Bullion, Kellogg, McLaughlin (collectively, the "Company Designees"); Messrs. Graves and Lee (collectively, the "Gralee Designees"); and Messrs. Falb and Dane (collectively, the "Dane Falb Designees"). These seven nominees were elected as directors at the 1998 Annual Meeting and are again being nominated for election at the annual meeting. The Voting Agreement Stockholders also agreed that they would vote all of their shares of Common Stock at the 1998, 1999 and 2000 Annual Meetings in favor of each such nominee. Subsequent to the signing of the Stockholder Agreement, Wilco Properties, Inc. ("Wilco") agreed to be bound by the terms of the Stockholder Agreement. The Voting Agreement Stockholders and Wilco hold approximately 53.63 percent of the shares of Common Stock outstanding at the Record Date.


         If one or more of the Company Designees declines to stand as nominee(s) for the election of directors at the 2000 Annual Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by a committee of the Board of Directors consisting of the Company Designees as established pursuant to the Bylaws (the "Company Nominating Committee"). If one or more of the Gralee Designees declines to stand as nominees for the election of directors at the 2000 Annual Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by the Gralee nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Gralee Nominating Committee"). If one or more of the Dane Falb Designees declines to stand as nominee(s) for the election of directors at the 2000 Annual Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by the Falb nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Falb Nominating Committee").

         The Stockholder Agreement also provides that no Voting Agreement Stockholder will, prior to December 31, 2000:

o Except as otherwise permitted by the Settlement Agreement, (A) seek election to, or seek to place a representative on, the Board of Directors, (B) engage in any solicitation of proxies with respect to any of our securities, or (C) become a participant in any election contest relating to the election of directors of the Company;

o Initiate, propose or otherwise solicit our stockholders for the approval of any stockholder proposal;

o Vote in favor of any matter or proposal submitted to our stockholders unless such matter or proposal is first recommended to stockholders by a vote of five of the seven members of the Board of Directors;

o Propose or seek to effect or seek permission to propose or effect other than as a stockholder on an equal basis (A) any form of business combination transaction or similar transaction with the Company, (B) any sale of our assets, (C) any issuance or sale of our equity securities, or (D) any restructuring, recapitalizing or similar transaction with the Company;

o Initiate, propose or otherwise solicit stockholders to amend or terminate the Company's Rights Agreement (the "Rights Agreement") or to redeem the rights issued under the Rights Agreement; or

o Aid, encourage or act in concert with any person, firm, corporation, group or other entity to take any of the foregoing actions.


         The Company, the members of the Board of Directors at the time the Stockholder Agreement was signed, the Gralee Persons and the Dane Falb Persons entered into an agreement (the "Settlement Agreement") that provides for mutual releases by the parties and certain related entities (the "Released Parties") of all existing and future claims arising out of each Released Party's activities up to the date of the Settlement Agreement with respect to the Company. The Settlement Agreement provides that each party will refrain from public criticism of the other parties concerning the matters resolved by the Agreement. The Settlement Agreement also provides that, for a period of six years after the date of such agreement, the Company will, subject to certain limitations, cause to be maintained in effect the current directors' and officers' liability insurance policies for the benefit of those persons who are currently covered by such policies, on terms no less favorable than the terms of such current insurance coverage.


         In connection with the Stockholder Agreement and the Settlement Agreement, the Board of Directors approved an amendment to the Bylaws that became effective immediately following the 1998 Annual Meeting and that expires upon the earlier to occur of (i) such time as (x) Lee Global, together with its affiliates and associates, are no longer the beneficial owners in the aggregate of at least 10% of the shares of Common Stock then outstanding, and (y) the Dane Falb Persons are no longer the beneficial owners in the aggregate of at least 10% of the shares of Common Stock then outstanding, and (ii) the day immediately subsequent to the 2000 Annual Meeting of stockholders of the Corporation (the "Bylaw Amendment"). The Bylaw Amendment

         o establishes the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee of the Board of Directors,

         o sets the number of persons constituting the Board of Directors at seven, and

         o provides that three persons shall be nominated as directors on behalf of the Company by the Company Nominating Committee, two persons shall be nominated as directors on behalf of the Company by the Gralee Nominating Committee and two persons shall be nominated as directors on behalf of the Company by the Falb Nominating Committee.

The provisions of the Bylaws implemented by the Bylaw Amendment may be amended or repealed only by the affirmative vote of five of the members of the entire Board of Directors or the holders of 75% of the outstanding Common Stock. See "Election of Directors" below for further information regarding the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth as of January 31, 1999 the beneficial ownership of Common Stock and Series A Preferred Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock and (iii) directors and executive officers of the Company as a group. John Mark McLaughlin, Chairman of the Board of Directors and a Director of the Company who resigned from his position as President in July 1998, G. Thomas Graves III, President and Chief Executive Officer of the Company since July 1998 and a Director of the Company, and Edward C. Marhanka, Vice President-Operations of the Company, are the only "named executive officers" listed in the Summary Compensation Table appearing in this proxy statement.

                                              Common Stock                         Series A Preferred Stock
                                           Beneficially Owned                       Beneficially Owned
                                    ----------------------------------------------------------------------
                                      Number              Percent of             Number        Percent of
                                     of Shares              Class               of Shares        Class
                                    ------------         ------------          ------------   ------------
Name
Directors
J. W. Bullion ...................         34,924(1)                  *(1)              --             --
Thomas P. Kellogg, Jr ...........         46,000(1)(2)               *(1)(2)          4,000           2.50%
Edward C. Marhanka ..............         19,333(4)                  *(4)              --             --
John Mark McLaughlin ............        373,036(1)(3)           7.23%(1)(3)         10,000           6.25%
Edward Nathan Dane ..............        785,000(5)             15.21%(5)              --             --
Peter L. Falb ...................        897,000(2)(5)          17.38%(2)(5)          4,000           2.50%
G. Thomas Graves III ............      1,430,550(6)             27.72%(6)              --             --
William I. Lee ..................      1,430,550(6)             27.72%(6)            40,000          25.00%

Beneficial owner of 5% or more
(excluding persons named above)
Peter L. Falb, Edward Nathan ....        897,000(5)             17.38%(5)              --             --
Dane, Firethorn I Limited
Partnership and Dane, Falb, Stone
& Co., Inc. c/o Peter L. Falb 33
Broad Street, Boston,
Massachusetts ...................                                                                    02109

Lee Global Energy Fund, L.P. ....      1,430,550(6)             27.72%(6)              --             --
4809 Cole Ave., Suite 107
Dallas, Texas 75205

Wilco Properties, Inc. ..........      1,430,550(6)             27.72%(6)              --             --
4809 Cole Ave. , Suite 107
Dallas, Texas 75205

All directors and officers as a .      2,800,843(7)             54.27%(7)            58,000          36.25%
group of 7



----------------
*Less than one percent

(1) Includes 20,000 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(2) Includes 25,000 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(3) Includes 62,500 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(4) Includes 18,333 shares of Common Stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(5) Messrs. Dane and Falb share voting and dispositive power with respect to 897,000 shares of Common Stock with Firethorn I Limited Partnership, a Massachusetts limited partnership, and Dane, Falb, Stone

         & Co., Inc., a Massachusetts corporation. Mr. Falb has sole voting and dispositive power with respect to 112,000 shares. The information regarding Messrs. Dane's and Falb's beneficial ownership of the Company's Common Stock is disclosed on a Schedule 13D filed with the SEC on April 7, 1995 by the Dane Falb Persons, as amended through Amendment No. 7 thereto filed on July 30, 1998, and the Form 4s filed by Mr. Falb on November 12, 1998, December 11, 1998 and January 11, 1999, including 25,000 shares of Common Stock assuming the conversion of Mr. Falb's 4,000 shares of Series A Preferred Stock.

         If the relationships relating to the Stockholder Voting Agreement, dated as of June 25, 1998, by and among the Current Board (as defined in the Stockholder Voting Agreement), the Dane Falb Persons and the Gralee Persons, constitute a group for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, then the group may be deemed to be the beneficial owner of the other parties' shares of Common Stock. The group disclaims any such beneficial ownership.


(6) Pursuant to that certain Joint Filing Agreement, entered into by and among the Fund, Messrs. Graves and Lee and Wilco, dated as of September 18, 1998 (previously filed with the SEC by the Fund as Exhibit 7.9 to the Schedule 13D/A No. 6 on September 23, 1998 and incorporated herein by reference), each of the Fund, Messrs. Graves and Lee and Wilco may be deemed to beneficially own 1,430,550 shares of Common Stock (which is approximately 27.72% of the shares of Common Stock outstanding on January 31, 1999, including the assumed conversion of Series A Preferred Stock issued to Mr. Lee into 250,000 shares of Common Stock). Messrs. Graves and Lee may be deemed to have shared voting power and shared dispositive power over 894,450 shares of Common Stock owned by the Fund and over 131,900 shares of Common Stock owned by Wilco.


         If the relationships relating to the Stockholder Voting Agreement, dated as of June 25, 1998, by and among the Current Board, the Dane Falb Persons and the Gralee Persons, constitute a group for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, then the group may be deemed to be the beneficial owner of the other parties' shares of Common Stock. The group disclaims any such beneficial ownership.


(7) Includes (i) 60,000 shares of Common Stock which are subject to stock options currently exercisable by the seven directors, 18,333 shares of Common Stock which are subject to stock options currently exercisable by Mr. Edward C. Marhanka, Vice President-Operations of the Company and 1,000 shares of Common Stock which are otherwise owned directly by Mr. Marhanka, and (ii) the assumed conversion of shares of Series A Preferred Stock issued to Messrs. Kellogg, McLaughlin, Falb and Lee into 25,000, 62,500, 25,000 and 250,000 shares of Common Stock, respectively.


         Except as otherwise indicated, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment powers with respect to such shares.

                                  PROPOSAL ONE


                              ELECTION OF DIRECTORS

GENERAL.

         The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws currently provide that the Board of Directors will consist of not less than six nor more than fifteen directors, with the actual number determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number at seven. At the annual meeting seven directors will be elected.

         Directors are elected by plurality vote, and cumulative voting is not permitted. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

NOMINEES FOR DIRECTORS.


         The seven nominees of the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. The table below contains information regarding the nominees. Each of the seven nominees is presently a director of the Company, was elected as a director at the 1998 Annual Meeting, and has served continuously as a director since the date of his first election to the Board of Directors. Mr. Bullion was first elected as a director of the Company in 1986. Mr. Kellogg was first elected as a director of the Company in 1992. Mr. McLaughlin was first elected as a director of the Company in 1976. Messrs. Dane, Falb, Graves, and Lee were first elected as directors of the Company in 1998. For more information related to these nominations, see "General -- Agreements with the Gralee Persons and the Dane Falb Persons."

                                           PRINCIPAL OCCUPATION
NOMINEE                            AGE     DURING PAST FIVE YEARS
-------------------------------  --------  ---------------------------------------------------------------------------
J. W. Bullion                       85     Secretary of the Company.
                                           Of Counsel, Thompson & Knight, a Professional Corporation, a law firm based in Dallas, Texas, since 1983; prior to 1983, a partner in the firm.

Edward Nathan Dane                  63     Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment adviser since 1977.

Peter L. Falb                       62     Principal of Dane, Falb, Stone & Co., Inc., a Boston-based registered investment adviser since 1977; Professor of Applied Mathematics,
                                           Brown University.

G. Thomas Graves III                50     President and Chief Executive Officer of the Company.
                                           President and Director of Wilco Properties, Inc., a privately held oil and gas exploration company.  He also serves as Managing Partner of
                                           Gralee Partners, LP, and an asset management company; director of
                                           Input/Output, Inc., a NYSE listed company engaged in the design and manufacture of seismic technology and equipment; served as an officer of Triton Energy Corporation (now Triton Energy Limited), an
                                           international oil and gas exploration and production company from
                                           1986 to 1993 and also served as Chairman and Chief Executive of
                                           Triton Europe Plc, a majority-owned subsidiary of Triton Energy
                                           Corporation and a London Stock Exchange listed company engaged in the oil and gas exploration industry, from October 1991 to September
                                           1993.

Thomas P. Kellogg, Jr.              62     Director of Reef Chemical Company, an oil field chemical company;
                                           consultant and private investor since 1992; 1990 and 1991, consultant for Ensign Oil & Gas, Inc.; 1960 to 1990, Vice President of J.P.
                                           Morgan & Co., a commercial and investment bank.

William I. Lee                      72     Independent energy explorer and producer since 1952.  In December
                                           1992, he retired as President and Chief Executive Officer of Triton
                                           Energy Corporation.  In May 1995, he retired as Chairman and
                                           Director.  He is presently Chairman and Chief Executive of Wilco
                                           Properties, Inc.

John Mark McLaughlin                68     Chairman of the Board of Directors of the Company.
                                           An attorney in private practice in San Angelo, Texas.


---------------

         There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                               EXECUTIVE OFFICERS

         The executive officers of the Company consist of:

o        Mr. John Mark McLaughlin, Chairman of the Board of Directors since
         April 1997;

o        Mr. G. Thomas Graves III, President and Chief Executive Officer since
         July 1998;


o        Mr. Edward C. Marhanka, Vice President-Operations since May 1997;


o        Mr. J. W. Bullion, Secretary since 1987; and


o Mr. Douglas W. Weir, Vice President-Finance, Treasurer, and Principal Financial and Accounting Officer since February 1999.

         Prior to his current position, Mr. Marhanka, 42, had been a petroleum consultant to the Company since June 1989. Prior to establishing his consulting practice in November 1987, he was employed as Senior Petroleum Engineer for Penn Resources, Inc., Dallas, Texas, where he managed their oil and gas properties.

         Prior to his current position, Mr. Weir, 41, had been Chief Financial Officer of Wilco Properties, Inc., a privately held oil and gas exploration company, from 1996 to January 1999, and was Comptroller of Wilco Properties, Inc. from 1991 to 1995.


         For the business background of Messrs. McLaughlin, Graves and Bullion, who are all directors of the Company, see "Proposal One: Nominees for Directors."

                    MEETINGS OF THE DIRECTORS AND COMMITTEES

         As permitted by our Bylaws, the Board of Directors has designated from its members an executive committee, an audit committee, a compensation committee, a nominating committee, and an investment committee.

o The executive committee may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the full Board of Directors is required by statute or by the Company's certificate of incorporation. The members of the executive committee are Messrs. McLaughlin, Graves and Falb.

o The audit committee reviews the scope, plan and results of the annual audit with the independent auditors; reviews each professional service provided by the independent auditors; considers the independence of the auditors; and reviews all non-audit fees paid to the independent auditors. The members of the audit committee are Messrs. Kellogg, Bullion and Dane.

o The compensation committee reviews and approves the compensation and benefit plans for all employees of the Company. The members of the compensation committee are Messrs. Kellogg, Lee and Falb. The compensation committee also administers the Company's 1990 Stock Option Plan, will administer the Amended and Restated Stock Option Plan that is being voted on at this annual meeting if such Plan is approved, and reviews and approves grants of stock options to the Company's officers and directors exempt from the short-swing profit recovery provisions of
         Section 16 of the Securities Exchange Act of 1934, as amended.

o The investment committee reviews all current management investment practices and evaluates and monitors all existing and proposed Company investments. The members of the investment committee are Messrs. Graves, Lee and Falb.

o The Company Nominating Committee has the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Company as Company Designees and to fill positions on the Board of Directors vacated by Company Designees. The members of the Company Nominating Committee are Messrs. McLaughlin, Graves and Falb and any successors thereto selected by the Company Nominating Committee, so long as each is a director of the Company.

         The Bylaw Amendment, which became effective immediately following the 1998 Annual Meeting, established the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee of the Board of Directors. The Gralee Nominating Committee consists of G. Thomas Graves III, William I. Lee, and any successors thereto selected by the Gralee Nominating Committee, so long as each is a director of the Company. The Falb Nominating Committee consists of Peter L. Falb, Edward Nathan Dane, and any successors thereto selected by the Falb Nominating Committee, so long as each is a director of the Company.

          The Gralee Nominating Committee has the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Company as Gralee Designees and to fill positions on the Board of Directors vacated by the Gralee Designees. The Falb Nominating Committee has the exclusive power on behalf of the Board of Directors of the Company to nominate persons for election as directors of the Company as Dane Falb Designees and to fill positions on the Board of Directors vacated by the Dane Falb Designees. See "Background; Agreement with the Gralee Persons and the Dane Falb Persons."


         In 1998, the executive committee and the compensation committee did not meet, the audit committee met one time, and the investment committee met one time.


         There were four regularly scheduled meetings of the Board of Directors of the Company in 1998. All directors attended at least 75% of such meetings and at least 75% of the meetings of the committees on which he served.

                  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

SUMMARY COMPENSATION TABLE.


         The following table sets forth information regarding the compensation awarded to, covered by or paid to (i) G. Thomas Graves III, the President and Chief Executive Officer of the Company, (ii) John Mark McLaughlin, the Chairman of the Board of Directors of the Company and (iii) Edward C. Marhanka, the Vice President-Operations of the Company. The table sets forth the information for the time during which such person served as an officer of the Company. None of the other executive officers of the Company serving as such at the end of or during fiscal 1998 earned a total annual salary and bonus that exceeded $100,000. The total cash compensation paid to the officers named below during 1998 was $165,833.

                                                                             Long Term Compensation
                                                             ----------------------------------------------------
                                      Annual Compensation                    Awards                     Payouts
                         ----------------------------------------------------------------------------------------
Name and                                                                             Securities
Principal                                          Other Annual   Restricted Stock   Underlying          LTIP        All Other
Position            Year  Salary ($)  Bonus ($)   Compensation ($)   Award(s)($)  Options/SARs (#)    Payouts ($) Compensation ($)
                    ---- -----------  ---------   ---------------  -------------- ----------------    ----------  ----------------
G. Thomas           1998   65,833            --              --              --           250,000(4)        --              --
Graves III,
   Chief
   Executive
   Officer and
   President (1)

John Mark           1998     --              --              --              --            45,000(4)        --             7,500
McLaughlin,         1997     --              --              --              --            30,000           --             8,500
   Chairman of
   the Board (2)

Edward C            1998  100,000            --              --              --              --             --              --
Marhanka,           1997   66,667            --              --              --            25,000           --              --
   Vice President-
   Operations (3)


------------------



(1) Mr. Graves became President and Chief Executive Officer of the Company in July 1998. On September 24, 1998, Mr. Graves was granted an option to purchase 250,000 shares of Common Stock at an exercise price of $5.00, subject to the approval of the Amended and Restated Stock Option Plan by the stockholders.

(2) Mr. McLaughlin was elected Chairman of the Board of Directors and President of the Company in April 1997, serving with no salary but with an option to purchase 30,000 shares of Common Stock at an exercise price of $2.50. The option to purchase 30,000 shares of Common Stock expired on October 23, 1998. On September 24, 1998, Mr. McLaughlin was granted an option to purchase 45,000 shares of Common Stock at an exercise price of $2.75. During 1998 and 1997, Mr. McLaughlin was paid $7,500 and $8,500, respectively, in compensation for services provided as a director of the Company. Mr. McLaughlin resigned as President of the Company effective in July 1998.

(3) Mr. Marhanka became Vice President-Operations of the Company in May 1997. One third of Mr. Marhanka's optioned shares became exercisable on May 15, 1998, one third of the optioned shares become exercisable commencing on May 15, 1999, and one third of the optioned shares become exercisable commencing on May 15, 2000. Such stock options cannot be exercised after May 15, 2007.

(4) Subject to stockholder approval, one third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.


OPTION GRANTS AND EXERCISES.

         The following table provides information on grants of stock options in 1998 to Messrs. Graves, McLaughlin and Marhanka.

                              OPTION GRANTS IN 1998


                                                   Individual Grants
----------------------------------------------------------------------------------------------------------------------
                            Number of Securities   % of Total Options    Exercise
                             Underlying Options        Granted to         Price      Expiration        Grant Date
           Name                  Granted (#)        Employees in 1998     ($/Sh)        Date     Present Value ($) (1)
--------------------------  ------------------------------------------------------------------------------------------
G. Thomas Graves III             250,000(2)               73.53            5.00      9/24/2008           87,447
John Mark McLaughlin              45,000(2)               13.24            2.75      9/24/2008           50,124
Edward C. Marhanka                   --                    --              --           --                --



(1) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are the fair market value of the stock at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the three-year vesting period and the ten-year option term. The following assumptions were used to calculate the Black-Scholes value:

                  Option term = 5 years;
                  Risk-free rate of return = 6.4%;
                  Company stock volatility = 27%; and
                  Company dividend yield = 0%.

         There is no assurance that the value received by the named executive officers or the Company's stockholders will be at or near the estimated valued derived by the Black-Scholes model.

(2) Subject to stockholder approval, one third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.


         The following table summarizes the number and value of options exercised during 1998, if any, as well as the number and value of unexercised options, as of December 31, 1998, held by Messrs. Graves, McLaughlin and Marhanka.

     AGGREGATED OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998 OPTION VALUE


                                                                   Number of Unexercised        Value of Unexercised
                                     Shares                         Options at FY End (#)       In the Money Options at
                                  Acquired on       Value              Exercisable (2)/              FY End ($)(1)
Name                              Exercise (#)   Realized ($)         Unexercisable (3)        Exercisable/Unexercisable
----                              ------------   ------------      ----------------------      -------------------------
G. Thomas Graves III                   --             --                     0 shares/                      --/
                                                                       250,000 shares                       --
John Mark McLaughlin                   --             --                20,000 shares/                      --/
                                                                        45,000 shares                   16,875
Edward C. Marhanka                     --             --                18,333 shares/                   5,208/
                                                                        16,667 shares                   10,417


(1) The closing sales price per share of the Company's Common Stock on December 31, 1998 was $3.125 as reported by the Nasdaq National Market.

(2) These totals contain out-of-the-money options of 20,000 and 10,000 for Messrs. McLaughlin and Marhanka, respectively.

(3)      These totals contain out-of-the-money options of 250,000 for Mr.
         Graves.


PENSION BENEFITS.

         The following table shows the annual pension benefits which would be payable under the Company's noncontributory defined benefit pension plan for retirement at age 65 for various levels of final average annual pay and years of service.

                               PENSION PLAN TABLE

                                                                ANNUAL BENEFITS FOR YEARS OF SERVICE (1)
                                             -----------------------------------------------------------------------------
FINAL AVERAGE PAY (2)                           5                10               15                20               25
---------------------                        --------         --------         --------          --------         --------
 $100,000...........................         $ 23,550         $ 47,100         $ 70,650          $ 80,070         $ 80,070
  150,000...........................           32,250           70,650          105,975           120,105          120,105
  200,000...........................           47,100           94,200          141,300           160,140          160,140

-------------------

(1) Benefits are based on the average of the last five consecutive years of service of the participant. After two years of service, a participant has a 20% vested interest in accrued benefits, and an additional 20% vests each subsequent year. Accrued benefits are the product of a participant's benefit at age 65 multiplied by the number of years of completed service divided by the total number of years of service at age 65. Benefits are computed on the basis of straight life annuity amounts and are not subject to deduction for Social Security or other offset amounts.

(2) The pension benefits accruing to the participant are based on total compensation, even if it exceeds the limitation imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 401 of the Code, the highest annual salary on which benefits can be calculated is $160,000 for 1997 and $160,000 for 1998.

         In 1996, the Company established a supplemental executive retirement plan which provides for incremental pension payments by the Company so that retirement benefit payments are equal to amounts that would have been payable from the Company's principal retirement plan if it were not for limitations on these payments imposed by income tax regulations.


EMPLOYMENT AGREEMENT.

         In October 1998, the Company and Mr. Marhanka executed a letter agreement, pursuant to which Mr. Marhanka agreed to continue his employment with the Company. On or prior to December 1, 1998, Messrs. Graves and Marhanka verbally agreed that Mr. Marhanka would continue his employment with the Company. Pursuant to the letter agreement, if Mr. Marhanka's services are no longer required and his employment with the Company is terminated effective on or after January 1, 1999, then the Company will pay Mr. Marhanka one month's salary (at the salary level existing on the date of termination) for each year of service based on an anniversary date of June 1. The letter agreement amended certain provisions of an expired employment agreement dated May 1997, between the Company and Mr. Marhanka.


CHANGE OF CONTROL ARRANGEMENTS.

         The Company's 1990 Stock Option Plan (prior to any amendments being proposed at this annual meeting) contains certain "change in control" provisions which are applicable to options issued under this plan, including the options held by John Mark McLaughlin. For example, in the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation in which the Company is not the surviving corporation or (iv) a transaction in which another corporation becomes the owner of 50% or more of the outstanding Common Stock, then every outstanding option granted under the plan shall terminate. However, the holders of each such outstanding option shall have the right immediately prior to such dissolution, liquidation, sale of assets, merger, consolidation or transaction to exercise any unexercised options that have not at that time expired or have been terminated without regard to any vesting periods under the holder's option agreement. Further, the Stock Option Committee may, in its sole and absolute discretion, accelerate the time of exercisability of any option that has been granted.


         The Amended and Restated Stock Option Plan, to be voted on at the annual meeting also contains "change in control" provisions which would be applicable to any options granted under the Amended and Restated Stock Option Plan. See "Proposal Two - Approval of Amended and Restated 1990 Stock Option Plan Adjustments" for a discussion of the change in control provisions. As discussed below, Messrs. Graves and McLaughlin will be granted options under the Amended and Restated Stock Option Plan if such plan is approved by the Company's stockholders.


         The Company's Bylaws, as amended, provide for mandatory indemnification of and advancement of expenses to directors and officers, including former directors and officers, of the Company in circumstances involving a "change in control." The Company has also entered into separate agreements with its directors embodying and expanding upon these indemnification provisions.

COMPENSATION OF DIRECTORS.


         The Company pays the directors of the Company $1,500 for each regularly scheduled Board of Directors meeting they attend and reimburses directors for reasonable travel expenses. The Company pays the directors of the Company $1,000 for each telephonic Board of Directors meeting in which the directors participate.


         On May 24, 1991, the Board of Directors authorized the Company to enter into a stock option agreement with each non-employee director of the Company, subject to stockholder approval within one year of the date of grant of the option. The Company's stockholders approved the agreements at the annual meeting of stockholders held on May 22, 1992. The Company entered into identical agreements with Messrs. Bullion and McLaughlin. At the time, Mr. Kellogg was not a director. Each agreement granted an option to purchase 10,000 shares of Common Stock at a price of $3.625 per share, exercisable during the period commencing May 22, 1992 and ending May 24, 2001, subject to certain conditions. On February 17, 1994, the Company granted Mr. Kellogg an option to purchase 10,000 shares of Common Stock at a price of $3.625 per share, exercisable until February 17, 2004, subject to certain conditions.

         On September 8, 1994, the Board of Directors adopted the 1994 Nonemployee Director Stock Option Plan (the "1994 Plan"). Pursuant to the 1994 Plan each nonemployee director was and each newly elected nonemployee director is granted an option to purchase 10,000 shares of Common Stock. As a result, the Company's nonemployee directors at the time -- including Messrs. Bullion, Kellogg, and McLaughlin -- each received options to purchase 10,000 shares of Common Stock at $3.50 per share. The options under the 1994 Plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in three equal annual installments on the first three anniversaries of the grant date and terminate ten years from the grant date unless terminated sooner as a result of the death or termination of directorship of the holder thereof.

         The 1994 Plan provides for accelerated vesting of options granted in certain instances constituting a "change in control." Upon the occurrence of a "change in control" of the Company, the maturity of the option shall be accelerated automatically so that the option shall become exercisable in full with respect to all shares as to which the option shall not have previously been exercised or become exercisable. However, no such acceleration shall occur with respect to the option if a director ceases to be a member of the Board of Directors prior to the occurrence of such "change in control." A "change in control" includes: (i) mergers, consolidations, reorganizations, sales of assets or a dissolution of the Company; (ii) a change in the majority of the Board of Directors; or (iii) the acquisition by a stockholder of 20% or more of the Common Stock of the Company.

         The Board of Directors has approved the Company's Amended and Restated Stock Option Plan that is now being proposed to the stockholders at this annual meeting. This Amended and Restated Stock Option plan combines the 1994 Plan and the Company's 1990 Stock Option Plan into one new plan. Thus, the Amended and Restated Stock Option Plan provides for the granting of options to both employee and nonemployee directors. See "Proposal II--Approval of Toreador Royalty Corporation Amended and Restated 1990 Stock Option Plan" for more information regarding this plan.

         In addition, in September 1998 the Board of Directors authorized the Company to enter into a stock option agreement with Mr. Graves under the Amended and Restated Stock Option Plan, subject to stockholder approval of the Amended and Restated Stock Option Plan. The Company has entered into an agreement with Mr. Graves granting him options to purchase 250,000 shares of Common Stock at a price of $5.00 per share, subject to the approval of the Amended and Restated Stock Option Plan by the stockholders. One third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.

         In September 1998, the Board of Directors also authorized the Company to enter into a stock option agreement with Mr. McLaughlin under the Amended and Restated Stock Option Plan, subject to stockholder approval of the Amended and Restated Stock Option Plan. The option allows Mr. McLaughlin to purchase 45,000 shares of Common Stock at a price of $2.75 per share, subject to the approval of the Amended and Restated Stock Option Plan by the stockholders. One third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options can not be exercised after September 24, 2008.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From January 1, 1998 until the 1998 Annual Meeting, the members of the compensation committee were Messrs. McLaughlin, John V. Ballard and Jack L. Woods. From the Annual Meeting until December 31, 1998, the members of the compensation committee were Messrs. Kellogg, Lee and Falb. From January 1, 1998 until the 1998 Annual Meeting, Mr. McLaughlin served as the Chairman, President, Director, Principal Executive Officer and Principal Financial Officer of the Company. From the 1998 Annual Meeting until December 31, 1998, Mr. McLaughlin served as the Chairman of the Company. Mr. Lee, a Director of the Company, is principal shareholder of Wilco. The Company has entered into several agreements with Wilco, as detailed further below in "Certain Relationships and Related Transactions - Wilco Properties' Agreements." Messrs. Kellogg, Falb, McLaughlin and Lee are parties to a Securities Purchase Agreement with the Company, as detailed further below in "Certain Relationship and Related Transactions - Securities Purchased Related to the Howell Transaction."


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has oversight over the Company's executive compensation program and approves the base salaries and bonuses of the senior executive officers. The Compensation Committee is composed of Messrs. Kellogg, Lee and Falb.

EXECUTIVE COMPENSATION: PHILOSOPHY AND PROGRAM COMPONENTS.

         The Company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the Company's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock options. Stock options are made available to key employees. Executives also participate in certain benefit plans available to all salaried employees. The Company believes that a portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another risk-related compensation element. The Company believes that employee ownership of the Company's stock is one of the most efficient ways to align employee and stockholder interests in the mutual goal of creating stockholder value.

BASE SALARY AND BONUS.

         In 1998, base salaries and bonuses for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other items, the individual's initiative, contributions to the Company's overall performance, and handling of special projects. Base salaries for executive officers generally are reviewed periodically for possible adjustment, but are not necessarily changed that often.

STOCK OPTION PLAN AWARDS.

         In September 1998, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Stock Option Plan. The purpose of the Amended and Restated Stock Option Plan is to provide an incentive for officers, key employees and key consultants of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting able persons to enter the service of the Company and its affiliates. It is further intended that the options granted pursuant to this Amended and Restated Stock Option Plan will be either incentive stock options or nonqualified stock options (the "Stock Options").


         A three-member committee appointed by the Board of Directors (the "Committee") shall, from time to time, select the particular officers, key employees, and key consultants of the Company and its affiliates to whom the Stock Options are to be granted and/or distributed in recognition of each such participant's contribution to the Company's or the affiliate's success. As previously approved by the stockholders at the 1995 annual meeting, those nonemployee Directors who do not elect to decline to participate pursuant to the following sentence will be eligible to receive Stock Options. A director otherwise eligible to participate in the Amended and Restated Stock Option Plan may make an irrevocable, one-time election, by written notice to the Committee within ten days after his or her initial election to the Board of Directors, to decline to participate in the Amended and Restated Stock Option Plan.

         The Company had approximately seven employees as of April 30, 1999, five of whom are eligible to participate in the Amended and Restated Stock Option Plan.


         In September 1998 the Board of Directors authorized the Company to enter into a stock option agreement with Mr. Graves under the Amended and Restated Stock Option Plan, subject to stockholder approval of the Amended and Restated Stock Option Plan. The Company has entered into an agreement with Mr. Graves granting him options to purchase 250,000 shares of Common Stock at a price of $5.00 per share, subject to the approval of the Amended and Restated Stock Option Plan by the stockholders. One third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.

         In September 1998, the Board of Directors also authorized the Company to enter into a stock option agreement with Mr. McLaughlin under the Amended and Restated Stock Option Plan, subject to stockholder approval of the Amended and Restated Stock Option Plan. The option allows Mr. McLaughlin to purchase 45,000 shares of Common Stock at a price of $2.75 per share, subject to the approval of the Amended and Restated Stock Option Plan by the stockholders. One third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options can not be exercised after September 24, 2008.

         At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the executive officers and other key management employees have been permitted to participate, including the employees' 401(k) savings plan and the life and health insurance benefit plans available to all salaried employees. Other than with respect to Common Stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION.


         For fiscal year 1998, no bonus was paid to Mr. Graves. As with all executive officers, Mr. Graves's bonus compensation is linked to individual performance and the Company's profitability.



                                                  By the Compensation Committee:

                                                  Thomas P. Kellogg, Jr.
                                                  William I. Lee
                                                  Peter L. Falb

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative return on the Common Stock over the period commencing December 31, 1993 and ending December 31, 1998, with the Nasdaq Market Value Index and the Media General Independent Oil and Gas Industry Group Index. Each index assumes $100 invested at the close of trading on December 31, 1993 and reinvestment of dividends.

                         COMPARE CUMULATIVE TOTAL RETURN
                       AMONG TOREADOR ROYALTY CORPORATION,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX


                           [LINE GRAPH APPEARS HERE.]

   Measurement Period            Toreador         MG       Nasdaq
      (Fiscal Year                Royalty        Group     Market
        Covered)               Corporation       Index     Index
        12/31/93                  $100.00       $100.00   $100.00
        12/30/94                   100.00        107.66    104.99
        12/29/95                    70.00        117.79    136.18
        12/31/96                    66.67        151.80    169.23
        12/31/97                   118.33        141.32    207.00
        12/31/98                    83.33         91.54    291.96

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP TO CORPORATE COUNSEL.


         Mr. Bullion, a director and executive officer of the Company, is of counsel to Thompson & Knight, a Professional Corporation, a Dallas, Texas law firm that was retained by the Company as its corporate counsel until the 1998 Annual Meeting. In 1998, the Company paid Thompson & Knight $105,411 in legal fees.

RELATIONSHIPS WITH WILCO AND WILCO PROPERTIES' AGREEMENTS.

         Mr. Graves, the President and Chief Executive Officer of the Company, is the President and a Director of Wilco. In such capacities for Wilco, Mr. Graves dedicates a portion of his time to Wilco matters. Mr. Weir, the Vice President-Finance, Treasurer, and Principal Financial and Accounting Officer of the Company, is the accountant for Wilco. As such, Mr. Weir spends a portion of his time on Wilco matters.

         Mr. Lee, a Director of the Company, is Chairman and Chief Executive of Wilco. The Company has entered into several agreements with Wilco.


         On October 1, 1998, the Company and Wilco entered into a Technical Services Agreement. Services stipulated under the technical services agreement include, but are not limited to:

o        geological and geophysical consulting,

o        accounting and tax services, and

o        land and lease records services.


         In partial consideration for the performance of the services by Wilco, the Company agreed to pay a monthly retainer in the aggregate amount of $7,250.

         In addition, the Company agreed to reimburse Wilco for all other direct costs and expenses incurred by Wilco on behalf of the Company. Wilco was to be compensated at the rate of $350 per day, billed in increments of 1/4 of a day for any additional services provided by its employees. The initial term of the Agreement was from October 1, 1998 until September 30, 1999, and the term was to continue for successive periods of twelve (12) months unless terminated by either party in accordance with the Technical Services Agreement. The Technical Services Agreement was terminated as of March 1, 1999. On that date, the Company and Wilco entered into a new Technical Services Agreement, under the same terms as the original Technical Services Agreement, except that the Company now provides all of the services for Wilco in exchange for the same compensation as the Company previously paid to Wilco.

         On October 1, 1998, the Company and Wilco entered into a sublease agreement. This agreement provides for the sublease by Wilco to the Company of a portion of the real property located in Dallas, Texas that Wilco leases from Providentmutual Life and Annuity Company of America. The property subleased to the Company under the sublease consists of 2,437 square feet. The Company is to pay to Wilco $4,061.67 per month during the term of the Sublease. Wilco does not earn a profit on the sublease. The term of the sublease is from October 1, 1998 to September 30, 1999. The term shall continue for successive periods of twelve months, subject to Wilco's or the Company's right upon not less than 90 days notice to terminate the sublease on September 30, 1999 or at the end of any subsequent twelve month period. Wilco may increase the rent under the Sublease upon 90 days day written notice to the Company.


SECURITIES PURCHASE RELATED TO THE HOWELL TRANSACTION.

         In December 1998, the Company entered into a Securities Purchase Agreement (the "SPA") with Messrs. Kellogg, Falb, McLaughlin, and Lee, each a director of the Company, and certain other unaffiliated parties. Pursuant to the SPA, the Company sold an aggregate of $4,000,000 of the Company's Series A Preferred Stock.

         The Company sold the Series A Preferred Stock to raise money for the purchase of certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Assets") from Howell Petroleum Corporation ("Howell"). The purchase of the Assets was consummated on December 16, 1998. The purchase price for the Assets was $13,000,000 cash. The Assets are comprised of approximately 1,775,000 gross mineral acres and 876,000 net mineral acres. The purchase price was funded with the Company's cash ($4,400,000) and loans from Compass Bank, Dallas ($8,600,000).

         Pursuant to the SPA, the Company sold 160,000 shares of its Series A Preferred Stock for $25.00 per share (aggregate proceeds of $4,000,000). The Related Directors purchased the following number of shares:

o Mr. Kellogg purchased 4,000 shares of Series A Preferred Stock for a total purchase price of $100,000;

o Mr. Falb purchased 4,000 shares of Series A Preferred Stock for a total purchase price of $100,000;

o Mr. McLaughlin purchased 10,000 shares of Series A Preferred Stock for a total purchase price of $250,000; and

o Mr. Lee purchased 40,000 shares of Series A Preferred Stock for a total purchase price of $1,000,000.

         The shares were issued to certain accredited investors (including the Related Directors) in a private placement conducted pursuant to Section 4(2) under the Securities Act of 1933 (the "1933 Act") and Regulation D promulgated under the 1933 Act. In addition to approval of the issuance of the Series A Preferred Stock by the full Board of Directors of the Company, a special committee of disinterested members of the Board of Directors unanimously approved the terms of this sale. The special committee relied in part upon the opinion of an investment banker as to the fairness of the terms to the Company from a financial point of view.

         DESCRIPTION OF CERTIFICATE OF DESIGNATION.


         The following is a summary of the Certificate of Designation (the "COD") governing the Series A Preferred Stock, as supplemented by a letter agreement with all of the holders of the Series A Preferred Stock.


         Designation and Amount. Under the COD, 160,000 shares of Series A Preferred Stock are designated as "Series A Convertible Preferred Stock" with a stated value of $25.00 per share (the "Stated Value").


         Dividends. Each share of Series A Preferred Stock is entitled to annual cash dividends of $2.25 per share that results in an annual yield of 9.0% of the Stated Value.

         Priority. In the event of liquidation, dissolution or similar event, holders of Series A Preferred Stock will have preference over the Common Stock and all other capital stock to the extent of the Stated Value of each share of Series A Preferred Stock plus any accrued and unpaid dividends.

         Conversion. Each holder of Series A Preferred Stock may convert his shares into shares of Common Stock at any time. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a rate equal to the Stated Value divided by $4.00 (subject to certain adjustments described below).

         Adjustments to Conversion Price. The rate of conversion of Series A Preferred Stock will be adjusted to account for stock splits, stock dividends, mergers or assets distributions.


         Optional Redemption by Company. At any time after December 1, 2004, the Company may elect to redeem for cash any or all shares of Series A Preferred Stock upon 15 days notice to the extent permitted by law and its then available capital. The optional redemption price per share is the sum of (1) the Stated Value of the Series A Preferred Stock plus (2) any accrued and unpaid dividends times a declining multiplier (the "Multiplier"). The Multiplier is 103% until December 1, 2005, 102% until December 1, 2006, 101% until December 1, 2007, and 100% thereafter.



         Voting Rights. The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The Company may not take an action that adversely effects the Series A Preferred Stock without prior approval of the holders of a majority of the outstanding shares to Series A Preferred Stock. If the Company (1) fails to pay four quarterly dividend payments or (2) fails to make a mandatory redemption, the holders of Series A Preferred Stock are entitled to separately, as a class, elect one person to the Company's Board of Directors, who shall serve until the event of default is cured.

         REGISTRATION RIGHTS AGREEMENT.

         In conjunction with the SPA, the parties entered into a Registration Rights Agreement (the "RRA") effective December 16, 1998, among the Company, the Related Directors and certain other persons party thereto.
The RRA is described below.

         Demand Registration. Under the RRA, within 90 days of a demand by holders of at least 26% of the outstanding Series A Preferred Stock, the Company must register the Common Stock into which the Series A Preferred Stock is convertible on Form S-3 on a "shelf" registration, if available. The holders of Series A Preferred Stock can demand registration only once. The Company must maintain the effectiveness of the registration until all shares of Common Stock are sold or sellable without registration. Under the RRA, the Company agrees to bear the expenses of registration.

         Piggyback Registration. Under the RRA, if the Company proposes a public offering for cash (other than for an employee stock plan, a business combination or certain other exceptions), it must also register the Common Stock into which the Series A Preferred Stock is convertible upon request of the holders of Series A Preferred Stock and certain other conditions. The Company can also register less than all of the Common Stock underlying the Series A Preferred Stock if the managing underwriter insists on limiting the number of shares sold due to market conditions.

         Obligations of the Company. Under the RRA, the Company is obligated to
(1) prepare and file amendments and supplements to its registration statement where necessary, (2) furnish each holder of Series A Preferred Stock with copies of the prospectus, (3) register or qualify under "blue sky" laws and (4) perform various other acts to ensure compliance with state and federal securities laws and provide the holders of Series A Preferred Stock opportunity to sell their shares.

         Obligations of each Holder. Under the RRA, each holder of Series A Preferred Stock registering the Company's stock pursuant to the RRA must furnish the Company information about itself, discontinue disposition if a stop order is in effect, enter into a reasonable underwriting agreement, deliver a prospectus to each purchaser, and notify the Company when the holder has sold all their Registerable Securities (as defined in the COD).

         Indemnification. Under the RRA, the Company promises to indemnify holders of Series A Preferred Stock for losses related to untrue or omitted facts in the registration statement, provided the false information was not supplied by the holder asserting a claim for indemnification and the Company consented to the settlement. Conversely, a holder of Series A Preferred Stock who supplies false or misleading information to the Company that leads to liability under federal securities laws will indemnify the Company for such losses. The RRA also provides for shared responsibility under certain circumstances for losses not remedied by indemnification on the basis of relative fault. In no case, however, can a person selling under the registration statement filed pursuant to the RRA be found liable for an amount exceeding that person's net sales price received.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and persons who own more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with except as set forth below. Before the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 was filed with the SEC on August 14, 1997, Lee Global beneficially owned 9.89% of the Company's outstanding stock, as reported on the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997. Following the Company's repurchase of shares of Common Stock between March 31, 1997 and June 30, 1997, Lee Global owned more than 10 percent of the shares of outstanding Common Stock. Lee Global's Form 3 was due August 24, 1997, ten days after the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 was filed on August 14, 1997. Upon reviewing its Schedule 13D filings in October 1998, it came to Lee Global's attention that it neglected to file a Form 3 in August 1997, and the Form 4s subsequent to that date. Thus, Lee Global filed a Form 3 late one time and filed a Form 4 late eight times. These late forms reported twenty transactions in the aggregate on an untimely basis.

                                  PROPOSAL TWO

             APPROVAL OF AMENDED AND RESTATED 1990 STOCK OPTION PLAN

GENERAL.


         The Board of Directors adopted, subject to stockholder approval, the Amended and Restated Stock Option Plan effective as of September 24, 1998. Under the Amended and Restated Stock Option Plan, any key employees (including an employee who is also a director or an officer), key consultants or nonemployee directors of the Company or its affiliates (as defined in the Amended and Restated Stock Option Plan) may receive incentive compensation based on criteria established by the Board of Directors Compensation Committee.

         The Amended and Restated Stock Option Plan is being submitted for stockholder approval at the annual meeting for three reasons. First, under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), stockholder approval is necessary in order for performance payments under the Amended and Restated Stock Option Plan to certain executive officers to be deductible by the Company for federal income tax purposes. Section 162(m) imposes a $1,000,000 limit on the deductibility of compensation paid to certain executive officers. Stockholder approval of the Amended and Restated Stock Option Plan will enable awards made under the Amended and Restated Stock Option Plan to be excluded in calculating the $1,000,000 limit. Second, stockholder approval of the Amended and Restated Stock Option Plan is required to award incentive stock options under the requirements of Section 422 of the Code. Third, while not otherwise required, the Board of Directors believes it is appropriate to obtain stockholder approval.

         The provisions of the Amended and Restated Stock Option Plan are summarized below. In addition, the material differences between the 1990 Stock Option Plan (prior to its amendment and restatement) and the

Amended and Restated Stock Option Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the Amended and Restated Stock Option Plan, which is attached hereto as Exhibit A.

         The Amended and Restated Stock Option Plan will terminate on September 24, 2008. The Board of Directors may amend or discontinue the Amended and Restated Stock Option Plan without the approval of the stockholders, subject to certain limitations. See "Amendment of the Amended and Restated Stock Option Plan" below.

         Nothing in the Amended and Restated Stock Option Plan or in any award granted pursuant to the Amended and Restated Stock Option Plan confers upon any participant any right to continue in the employ of or rendering services to the Company or interferes in any way with the right of the Company to terminate the employment or services of any person at any time.

         Other than Common Stock received as payment of the exercise price, the proceeds from the sale of Common Stock pursuant to the exercise of or payment for awards under the Amended and Restated Stock Option Plan will be added to the general funds of the Company and used for general corporate purposes. Common Stock received as payment of the exercise price shall become available for the subsequent granting of awards under the Amended and Restated Stock Option Plan; however, in no event will the number of shares subject to Incentive Stock Options exceed, in the aggregate, 500,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised. The holder of an award granted pursuant to the Amended and Restated Stock Option Plan does not have any of the rights or privileges of a stockholder, except with respect to shares that have been actually issued.

PURPOSE AND ELIGIBILITY.

         The purpose of the Amended and Restated Stock Option Plan is to provide an incentive for officers, key employees and key consultants of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting able persons to enter the service of the Company and its affiliates. It is further intended that the options granted pursuant to this Amended and Restated Stock Option Plan will be either incentive stock options or nonqualified stock options (the "Stock Options").

         A three-member committee appointed by the Board of Directors (the "Committee") shall, from time to time, select the particular officers, key employees, and key consultants of the Company and its affiliates to whom the Stock Options are to be granted and/or distributed in recognition of each such participant's contribution to the Company's or the affiliate's success. As previously approved by the stockholders at the 1995 annual meeting, those nonemployee Directors who do not elect to decline to participate pursuant to the following sentence will be eligible to receive Stock Options. A director otherwise eligible to participate in the Amended and Restated Stock Option Plan may make an irrevocable, one-time election, by written notice to the Committee within ten days after his or her initial election to the Board of Directors, to decline to participate in the Amended and Restated Stock Option Plan. See "Administration of the Amended and Restated Stock Option Plan" below.

         In September 1998 the Board of Directors authorized the Company to enter into a stock option agreement with Mr. Graves under the Amended and Restated Stock Option Plan, subject to stockholder approval of the Amended and Restated Stock Option Plan. The Company has entered into an agreement with Mr. Graves granting him options to purchase 250,000 shares of Common Stock at a price of $5.00 per share, subject to the approval of the Amended and Restated Stock Option Plan by the stockholders. One third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options cannot be exercised after September 24, 2008.

         In September 1998, the Board of Directors also authorized the Company to enter into a stock option agreement with Mr. McLaughlin under the Amended and Restated Stock Option Plan, subject to stockholder approval of the Amended and Restated Stock Option Plan. The option allows Mr. McLaughlin to purchase

45,000 shares of Common Stock at a price of $2.75 per share, subject to the approval of the Amended and Restated Stock Option Plan by the stockholders. One third of the optioned shares become exercisable commencing on September 24, 1999, one third of the optioned shares become exercisable commencing on September 24, 2000 and one third of the optioned shares become exercisable commencing on September 24, 2001. Such stock options can not be exercised after September 24, 2008.

ADMINISTRATION OF THE AMENDED AND RESTATED STOCK OPTION PLAN.

         The Amended and Restated Stock Option Plan shall be administered by the Committee which shall consist of not less than three members of the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board of Directors. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board of Directors. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "nonemployee director," as that term is defined in Rule 16b-3 promulgated under the 1934 Act, and an "outside director" under Section 162(m) of the Code.

         The Committee has full discretion to grant awards under the Amended and Restated Stock Option Plan including designating the timing and acceleration of any vesting or exercise of the Stock Options, to interpret the Amended and Restated Stock Option Plan, to make such rules as it deems advisable in the administration of the Amended and Restated Stock Option Plan and to take all other actions advisable to administer the Amended and Restated Stock Option Plan. The Committee shall determine the eligible persons to whom awards will be granted and will set forth the terms of the awards in award agreements, so long as those terms are not inconsistent with the Amended and Restated Stock Option Plan.

AWARDS.

         The Committee may grant or award incentive stock options or non-qualified stock options. Stock options which are intended to qualify for special tax treatment under particular provisions of the Code, are considered "Incentive Stock Options," and options which are not intended to so qualify are considered "Non-qualified Stock Options." See "Certain Federal Income Tax Aspects" below.

         The maximum number of shares of Common Stock presently authorized for issuance under the Amended and Restated Stock Option Plan is 500,000, subject to adjustment for stock splits and similar events. Shares to be issued may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to awards that are expired, terminated, forfeited, settled in cash in lieu of Common Stock or exchanged for awards that do not involve Common Stock are available for further grants of awards under the Amended and Restated Stock Option Plan; provided, however, that in no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate, 500,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised.

AWARD AGREEMENTS.

         All grants of Stock Options shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by an Option Agreement setting forth the total number of shares subject to the Stock Option, the option exercise price, the term of the Stock Option, the vesting schedule, and such other terms and provisions as are approved by the Committee, as long as such terms are not inconsistent with the Amended and Restated Stock Option Plan. In the case of an Incentive Stock Option, the Option Agreement shall also include provisions that may be necessary to assure that the option is an Incentive Stock Option under the Code. The Company shall execute Option Agreements upon instructions from the Committee.

         As previously approved by the stockholders at the 1995 annual meeting, any nonemployee director who does not decline to participate shall, on the date that is ten days after his or her initial election as a director of the Company, automatically be granted a Stock Option to purchase 10,000 shares of Common Stock, subject to adjustment. If, on the date of grant of a Stock Option to a nonemployee director, fewer shares of Common Stock remain available for grant than are necessary to permit the grant of Stock Options to each person entitled to receive a Stock Option, then a Stock Option covering an equal number of whole shares of Common Stock, up to 10,000 shares, shall be granted to each nonemployee director who has not previously been granted a Stock Option.

         The exercise period for an award may not extend longer than ten years from the date the award is granted and, in the case of Incentive Stock Options, is limited to five years from the date of grant for certain employees owning more than 10% of the outstanding shares of Common Stock. The Committee shall have the right to accelerate the time at which any Stock Option granted to a participant shall become vested, or exercisable.

EXERCISE OF AWARDS.

         The exercise price for a Stock Option for any share of Common Stock which may be purchased under a Stock Option will be no less than 100% (or no less than 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of Common Stock) of the fair market value of the Common Stock on the date of grant.

         Subject to the award agreement, on the date that the participant desires to exercise a stock option (the "Exercise Date"), the participant must pay the exercise price in cash, or, if the Committee consents, with shares of Common Stock previously owned by the participant or by a combination of cash and such shares. Additionally, the Committee in its sole discretion may provide for payment of the exercise price, (a) by loans from the Company or (b) by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise.

RESTRICTIONS.

         Under the Amended and Restated Stock Option Plan, the Committee determines the vesting schedule, restrictions or conditions, if any, applicable to any award granted. Awards will vest and may be exercised in accordance with each participant's applicable award agreement. The Committee may, in its discretion and in accordance with the terms of the Amended and Restated Stock Option Plan, accelerate any vesting schedule or otherwise remove any restrictions or conditions applicable to an award.

         The grant of Incentive Stock Options to each participant is subject to a $100,000 calendar year limit. This limitation prohibits the grant of an Incentive Stock Option that would entitle the recipient to purchase, thereunder and together with other incentive options, securities worth more than $100,000 (based upon the aggregate fair market value of the securities underlying such options on the date of grant) in the year in which such options first become exercisable. See "Certain Federal Income Tax Aspects" for additional limitations on incentive stock options.

         The granting and exercise of Stock Options and the obligation of the Company to sell and deliver Common Stock under the Stock Options are subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required.

         No Common Stock or other form of payment shall be issued with respect to any Stock Option unless the Company is satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Stock Options and Common Stock covered by the Amended and Restated Stock Option Plan have been registered under the Securities Act of 1933, as amended, each person exercising a Stock Option under the Amended and Restated Stock Option Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

         If any provision of the Amended and Restated Stock Option Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit the Amended and Restated Stock Option Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under the Amended and Restated Stock Option Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

TERMINATION AND FORFEITURE.

         In the event of termination of service of a participant, an option may only be exercised as determined by the Committee and provided in the award agreement. Notwithstanding the foregoing sentence, the option period of an Incentive Stock Option granted to a participant deemed eligible under Section 422 of the Code shall terminate no later than ninety (90) days after the participant's termination of service with the Company or its affiliates or no later than twelve (12) months after the participant's termination of service with the Company and its affiliates if such termination is by reason of death or disability (as defined in the Amended and Restated Stock Option Plan).

ADJUSTMENTS.

         If at any time while the Amended and Restated Stock Option Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then:

o An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Amended and Restated Stock Option Plan, so that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being awarded; and

o Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, so that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

         Any fractional shares resulting from any adjustment shall be eliminated for the purposes of such adjustment.

         The existence of the Amended and Restated Stock Option Plan and Stock Options granted under the Amended and Restated Stock Option Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         Subject to any required action by the stockholders, if the Company shall be the surviving or resulting Company in any merger or consolidation, any outstanding Stock Option shall apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. If the Company merges or consolidates, transfers all or substantially all of its assets to another entity or dissolves or liquidates, then under certain circumstances a holder of an award will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the award holder would have been entitled to receive had he or she exercised his or her award immediately prior to such event. Notwithstanding these adjustment provisions, the Company may, upon a merger or consolidation of the Company in which the Company is not the surviving or resulting corporation, or the reorganization, dissolution or liquidation of the Company, cancel all awards granted under the Amended and Restated Stock Option Plan either by giving notice permitting each participant to exercise his or her Stock Options as to the shares of Common Stock covered by that award for a period of 30 days immediately preceding the effective date of such event or by paying to the participant an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of such Stock Options.

         In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Stock Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

         In the event of a "Change in Control" of the Company (as defined in the Amended and Restated Stock Option Plan), then, notwithstanding any other provision in the Amended and Restated Stock Option Plan to the contrary, all unmatured installments of Stock Options outstanding shall automatically be accelerated and exercisable in full. Such acceleration of exercisability shall not apply to a given Stock Option granted to any participant other than nonemployee directors if any surviving acquiring corporation agrees to assume such Stock Option in connection with the Change in Control.

         In case the Company shall, at any time while any Stock Option under this Amended and Restated Stock Option Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property or (ii) dissolve, liquidate, or wind up its affairs, then, provided that the Committee so determines in its sole discretion, each Stock Option holder may thereafter receive upon exercise of his Stock Options (in lieu of each share of Common Stock of the Company which such participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company.

         If the Company makes a partial distribution of its assets in the nature of a partial liquidation (except for certain cash dividends) then the prices then in effect with respect to each outstanding award will be reduced in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock as a result of such distribution provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Amended and Restated Stock Option Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

         Stock options may also be granted under the Amended and Restated Stock Option Plan in substitution for stock options held by employees of a corporation who become management employees of the Company or a subsidiary as a result of a merger, consolidation or stock acquisition.

AMENDMENT OF THE AMENDED AND RESTATED STOCK OPTION PLAN.

         The Committee may at any time without the consent of the participants, alter, amend, revise, suspend, or discontinue the Amended and Restated Stock Option Plan in whole or in part. In the event of any amendment to the Amended and Restated Stock Option Plan, the holder of any Stock Option outstanding under the Amended and Restated Stock Option Plan must upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any option agreement within such reasonable time as the Committee specifies in its request. Unless required by law, no action contemplated or permitted by the Amended and Restated Stock Option Plan shall adversely affect any rights of participants or obligations of the Company to participants with respect to any Stock Options granted under the Amended and Restated Stock Option Plan without the consent of the affected participant.

DIFFERENCES BETWEEN THE AMENDED AND RESTATED STOCK OPTION PLAN AND THE ORIGINAL 1990 STOCK OPTION PLAN AS AMENDED ON MAY 15, 1997 (THE "ORIGINAL PLAN").

         The differences between the Original Plan and the Amended and Restated Stock Option Plan include but are not limited to the following:

         o The Amended and Restated Stock Option Plan increases the shares issuable upon exercise of options from 225,000 to 500,000 plus any shares received as payment of the exercise price, provided, however, that in no event will the number of shares subject to Incentive Stock Options exceed, in the aggregate, 500,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised.

         o The Amended and Restated Stock Option Plan provides the Committee with greater discretion to grant awards to not only employees and nonemployee directors, as allowed under the Original Plan and the 1994 Plan, respectively, but also to the Company's key consultants. Only employees, however, are eligible to receive Incentive Stock Options.

         o The Amended and Restated Stock Option Plan provides the Committee with the sole discretion to permit participants to pay the exercise price by (a) a loan from the Company or (b) by authorizing a third party to sell the shares received pursuant to the exercise (or a sufficient portion thereof) and delivering to the Company a sufficient amount of sale proceeds to pay the exercise price and any tax withholding obligations.

         o The Original Plan provides for administration of the Original Plan by a Committee of two members appointed by the Board of Directors and the Amended and Restated Stock Option Plan provides for administration of the Amended and Restated Stock Option Plan by a Committee of three members.

         o The Original Plan provides that only employees are eligible to receive grants under the Original Plan unless determined otherwise by the Board of Directors. The Amended and Restated Stock Option Plan incorporates certain terms of the 1994 Plan to provide that new nonemployee directors who do not elect to decline to participate will be eligible to receive stock options. As under the 1994 Plan, a nonemployee director who does not decline to participate in the Amended and Restated Stock Option Plan will automatically be granted, ten days after their initial election to the Board of Directors, a stock option to purchase 10,000 shares of Common Stock.

         o The Amended and Restated Stock Option Plan provides that each nonemployee director who is a director of the Company on the date of each annual meeting of the Company, and who does not decline to participate in the Amended and Restated Stock Option Plan, will automatically be granted, ten days after each annual meeting of the Company, a stock option to purchase 5,000 shares of Common Stock. The options will be granted at fair market value on the grant date and will become exercisable, subject to certain conditions, in three equal annual installments on the first three anniversaries of the grant date and will terminate ten years from the grant date unless terminated sooner as a result of the death or termination of directorship of the holder thereof.

         o The duration of the Original Plan has been extended. The Original Plan is set to terminate ten years from the date it was approved by the earlier of the stockholders or the Board of Directors. The Amended and Restated Stock Option Plan will terminate September 24, 2008.

         o The tax consequences section of the Original Plan has been amended under the Amended and Restated Stock Option Plan to reflect changes in the Code.

         o The limitations on exercises of shares subject to incentive stock options has been expanded under the Amended and Restated Stock Option Plan to reflect changes in the Code.

The foregoing discussion of the differences between the Original Plan and the Amended and Restated Stock Option Plan is qualified in its entirety by the description of the Amended and Restated Stock Option Plan attached as Exhibit A.

CERTAIN FEDERAL INCOME TAX ASPECTS.

         Any participant who exercises any Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option.

         Withholding. Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by a participant by reason of the exercise of non-qualified stock options granted pursuant to the Amended and Restated Stock Option Plan. A participant must pay such taxes to the Company in cash or Common Stock prior to the receipt of any Common Stock certificate.

         Nonqualified Stock Options. The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

         For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%. If the optionee's ordinary income is taxed in the 28% or higher tax bracket, long-term capital gains are taxed at a maximum rate of 20% if the shares are held for twelve months or longer after the date of exercise. If the optionee's ordinary income is taxed in the 15% tax bracket, long-term capital gains are taxed at a rate of 10%. Short-term capital gains are currently taxed as ordinary income. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income.

         Incentive Stock Options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an Incentive Stock Option granted under the Amended and Restated Stock Option Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. If the optionee's ordinary income is taxed in the 28% or higher tax bracket, long-term capital gains are taxed at a maximum rate of 20% if the shares are held for twelve months or longer after the date of exercise. If the optionee's ordinary income is taxed in the 15% tax bracket, long-term capital gains are taxed at a rate of 10%. Short-term capital gains are currently taxed as ordinary income. If these holding period requirements under the Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition," and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize at the time of a disqualifying disposition ordinary income in an amount equal to the amount by which the lesser of (i) the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the amount realized on such disqualifying disposition, exceeds the exercise price. The optionee will also recognize capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. If the optionee's ordinary income is taxed in the 28% or higher tax bracket, long-term capital gains are taxed at a maximum rate of 20% if the shares are held for twelve months or longer after the date of exercise. If the optionee's ordinary income is taxed in the 15% tax bracket, long-term capital gains are taxed at a rate of 10%. Short-term capital gains are currently taxed as ordinary income. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

         Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

         Other Tax Matters. If unmatured installments of awards are accelerated as a result of a Change of Control (see "Adjustments" above), any amounts received from the exercise by a participant of a stock option may be included in determining whether or not a participant has received an "excess parachute payment under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on the cash resulting from such exercise and (ii) the loss by the Company of a compensation deduction.


NEW PLAN BENEFITS

         It is not possible to determine the number of shares that will in the future be awarded under the Amended and Restated Stock Option Plan to any particular individual. However, set forth below are the number of options that were granted to the persons listed below during 1998 under the terms of the Original 1990 Stock Option Plan and the 1994 Plan:



                                                                                                 WEIGHTED AVERAGE
                                                                                NUMBER OF         PURCHASE PRICE
                             NAME AND POSITION                                   OPTIONS             PER SHARE
                             -----------------                                  ---------        ----------------
G. Thomas Graves III -- President, Chief Executive Officer and Director          250,000               $5.00

John Mark McLaughlin -- Chairman and Director                                     45,000               $2.75

All current executive officers (as a group)                                      260,000               $4.91

All current directors who are not also executive officers (as a group)            75,000               $2.65

All employees, including non-executive officers (as a group)                      20,000               $2.75


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED STOCK OPTION PLAN.

                                 PROPOSAL THREE

      APPROVAL OF AMENDMENT TO CHARTER TO INCREASE THE NUMBER OF AUTHORIZED
                      SHARES OF COMMON STOCK TO 20,000,000

         The Board of Directors proposes to amend Article Fourth of the Charter to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000.


o Of the 10,000,000 shares authorized for issuance under the Company's Charter, there are only 3,381,671 shares unissued and unreserved. As of April 30, 1999, there were 5,186,671 shares issued and outstanding and approximately 1,805,000 shares reserved for issuance under employee benefit plans and otherwise.


o Our proposed amendment increases the number of authorized shares of Common Stock by 10,000,000. The additional shares, if issued, would have the same rights as the shares of Common Stock now outstanding. The Board of Directors has no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares, other than as described in this proxy statement.

o The Board of Directors believes that the proposed increase is in the best interests of the Company and its stockholders. It is important for the Board of Directors to have the flexibility to act promptly to meet future business needs as they arise. Sufficient shares should be readily available to maintain the Company's financing and capital raising flexibility, for stock splits and stock dividends, acquisitions and mergers, employee benefit plans and other proper business purposes.

         o By having additional shares readily available for issuance, the Board of Directors will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders. For example, today, if the Board of Directors determined that a stock split were advisable to enhance your liquidity or to achieve a more attractive market price for a broader spectrum of investors, the Board of Directors would not have sufficient authorized shares available to effect a split.

         o The Board of Directors, however, may issue additional shares of Common Stock without action on your part only if the action is permissible under Delaware law and the rules of the stock exchange on which the Company's Common Stock is listed.

o Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

o The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's stockholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                    AUDITORS

         PricewaterhouseCoopers LLP has been selected to audit the financial statements of the Company for the year ended December 31, 1999. This selection will not be submitted to stockholders for ratification or approval. Price Waterhouse LLP, which recently merged with Coopers & Lybrand LLP to form PricewaterhouseCoopers, LLP, served as the Company's independent public accountant from 1988 until the merger. The representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

                             STOCKHOLDERS' PROPOSALS

         It is contemplated that the 2000 Annual Meeting of Stockholders of the Company is scheduled to take place on May 18, 2000. Any stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders, and who wishes to have a proposal included in the Company's proxy statement for that meeting, must deliver the proposal to the Secretary of the Company at the Company's offices in Dallas, Texas, for receipt not later than December 22, 1999. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the SEC will be considered untimely after March 6, 2000. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS


         The Annual Report of the Company for its fiscal year ended December 31, 1998 accompanies this proxy statement. Included in Appendix 1 to this proxy statement are the 1998 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Report of Independent Accountants. This Appendix does not constitute a part of this proxy statement, but is being provided to you in conjunction with the 1998 Annual Report.



                                             By Order of the Board of Directors,


                                             /s/ John Mark McLaughlin


                                             John Mark McLaughlin
                                             Chairman of the Board

                                   EXHIBIT A


                    THE TOREADOR ROYALTY CORPORATION AMENDED
                      AND RESTATED 1990 STOCK OPTION PLAN

                          TOREADOR ROYALTY CORPORATION
                   AMENDED AND RESTATED 1990 STOCK OPTION PLAN
              (As last amended, effective as of September 24, 1998)

         The purpose of the 1990 Stock Option Plan is to provide an incentive for officers, key employees and key consultants of Toreador Royalty Corporation, a Delaware corporation (the "Corporation") or its Affiliates, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates. It is further intended that the options granted pursuant to this Plan will be either incentive stock options or nonqualified stock options.

                                    ARTICLE I
                                   DEFINITIONS

         For the purposes of this Plan, in addition to the other terms specifically defined elsewhere herein, the following terms shall have the meanings indicated unless the context requires otherwise:

         "AFFILIATE" means (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if, at the time of granting of the Stock Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty-percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (b) any corporation, other than the Corporation, beginning with the Corporation if, at the time of granting of the Stock Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty-percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "BOARD" means the board of directors of the Corporation.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 2 of this Plan.

         "COMMON STOCK" means the common stock which the Corporation is currently authorized to issue or may in the future be authorized to issue.

         "CORPORATION" means Toreador Royalty Corporation, a Delaware corporation.

         "DATE OF GRANT" means the effective date on which a Stock Option is awarded to a Participant as set forth in the Option Agreement.

         "DISABILITY" means total and permanent disability as defined in Section 22(e) of the Code.

         "ELIGIBLE PARTICIPANT" shall have the meaning set forth in Section 5.1 hereof.

         "FAIR MARKET VALUE" means, as of a particular date, (a) the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (c) if none of the above is applicable, such amount as may be determined by the Board (acting on the advice of an Independent Third Party, should the Board elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

         "INDEPENDENT THIRD PARTY" means an individual or entity independent of the Corporation having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Board may utilize one or more Independent Third Parties.

         "INCENTIVE STOCK OPTION" means an option to purchase shares of Common Stock granted to an Eligible Participant pursuant to Article V and which is intended to qualify as an incentive stock option under Section 422 of the Code.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         "NONEMPLOYEE DIRECTOR" means any director who is not an employee of the Corporation or any Affiliate.

         "NONQUALIFIED STOCK OPTION" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article IV and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

         "OPTION AGREEMENT" means a written agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Stock Option.

         "PARTICIPANT" means any employee or Nonemployee Director of the Corporation or any Affiliate of the Corporation who is, or who is proposed to be, a recipient of a Stock Option.

         "PLAN" means the Toreador Royalty Corporation 1990 Stock Option Plan, as it may be amended from time to time.

         "SPREAD" shall have the meaning set forth in Article XII hereof.

         "STOCK DIVIDEND" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Corporation or any Affiliate of the Corporation, or (ii) rights, options or warrants to receive or purchase capital stock of the Corporation or any Affiliate of the Corporation, or (iii) securities convertible into or exchangeable for capital stock of the Corporation or any Affiliate of the Corporation, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

         "STOCK OPTION" shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

         "TERMINATION FOR CAUSE" means: (1) for any person other than Nonemployee Directors, Termination of Service by the Board or the Board of Directors of an Affiliate because of incompetence, insubordination, dishonesty, or other acts detrimental to the interest of the Corporation or its Affiliates, or any material breach by the Participant of any employment, nondisclosure, covenant not to compete, or other contract with the Corporation or one of its Affiliates; (2) for Nonemployee Directors, Termination of Service on account of any act of (a) fraud, or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation. Termination for Cause shall be determined by the Board or, if applicable, the Board of Directors of an Affiliate, in its sole discretion and in good faith.

         "TERMINATION OF SERVICE" means termination of employment with the Corporation and all of its Affiliates for an employee, termination of service as a director for a Nonemployee Director, or the expiration or termination of the contract between a Participant who is an independent contractor and the Corporation or any Affiliate.

                                   ARTICLE II
                                 ADMINISTRATION

         Subject to the terms of this Article II, the Plan shall be administered by the Committee which shall consist of not less than three (3) members of the Board. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "disinterested person", as that term is defined in Rule 16b-3 promulgated under the 1934 Act, and an "outside director" under
Section 162(m) of the Code.

         The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall have exclusive power to:

         a. Designate, from time to time, the particular officers, key employees, Nonemployee Directors of the Corporation, and consultants to whom Stock Options will be granted;

         b. Designate the time or times when Stock Options will be granted;

         c. Determine the number of shares of Common Stock subject to issuance pursuant to any Stock Option award, and all of the terms, conditions, restrictions and limitations, if any, of an award of Stock Options, including the time and conditions of exercise or vesting;

         d. Accelerate the vesting or exercise of any Stock Options when such actions would be in the best interests of the Corporation;

         e. Interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and

         f. Make such other determinations and take such other action as it deems necessary or advisable in connection with the foregoing.

         The Committee shall have full authority and responsibility to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Corporation and all Participants.

                                   ARTICLE III
                           SHARES SUBJECT TO THE PLAN

         Subject to the provisions of Articles XI and XII of the Plan, the maximum number of shares of Common Stock issuable pursuant to the exercise of Stock Options granted under the Plan shall be 500,000 shares of Common Stock. The Committee and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Shares of Common Stock subject to Stock Options that (i) are forfeited or terminated, (ii) expire unexercised,
(iii) are settled in cash in lieu of Common Stock, or (iv) are exchanged for Common Stock owned by the Participant upon exercise of a Stock Option, shall immediately become available for the subsequent granting of Stock Options; provided, however, that in no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate, 500,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised. Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Corporation in its treasury.

                                   ARTICLE IV
                               STOCK OPTION GRANTS

        4.1 Eligibility. The Committee shall, from time to time, select the particular officers, key employees, and key consultants of the Corporation and its Affiliates to whom the Stock Options are to be granted and/or distributed in recognition of each such Participant's contribution to the Corporation's or the Affiliate's success. Nonemployee Directors who do not elect to decline to participate pursuant to the following sentence will be eligible to receive Stock Options as provided in Section 4.2. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Committee within ten days after his or her initial election to the Board, to decline to participate in the Plan.

        4.2 Grant of Stock Options. All grants of Stock Options under this
Article IV shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by an Option Agreement setting forth the total number of shares subject to the Stock Option, the option exercise price, the term of the Stock Option, the vesting schedule, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the Option Agreement shall also include provisions that may be necessary to assure that the option is an Incentive Stock Option under the Code. The Corporation shall execute Option Agreements upon instructions from the Committee. Any Nonemployee Director who does not, in accordance with Section 4.1, decline to participate shall, on the date that is ten days after his or her initial election as a director of the Corporation, automatically be granted a Stock Option to purchase 10,000 shares of Common Stock, as adjusted in accordance with Article XI. Any Nonemployee Director who does not, in accordance with Section 4.1, decline to participate shall, on the date that is ten days after an annual meeting of the Company, automatically be granted a Stock Option to purchase 5,000 shares of Common Stock, as adjusted in accordance with Article XI. The options will be granted at fair market value on the grant date and become exercisable, subject to certain conditions, in three equal annual installments on the first three anniversaries of the grant date and terminate ten years from the grant date unless terminated sooner as a result of the death or termination of directorship of the holder thereof. If, on the Date of Grant of a Stock Option to a Nonemployee Director, fewer shares of Common Stock remain available for grant than are necessary to permit the grant of Stock Options to each person entitled to receive a Stock Option, then a Stock Option covering an equal number of whole shares of Common Stock, up to 10,000 shares or 5,000 shares, as the case may be, shall be granted to each Nonemployee Director who has not previously been granted a Stock Option.

        4.3 Exercise Price. The exercise price for a Nonqualified Stock Option shall not be less than the Fair Market Value per share of the Common Stock on the Date of Grant. Subject to the terms of Section 5.1 hereof, the exercise price for an Incentive Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

        4.4 Option Period. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after the expiration of its option period. The Committee may provide for the vesting and exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. In addition to the provisions contained elsewhere herein concerning automatic acceleration of unmatured installments of Stock Options, the Committee shall have the right to accelerate the time at which any Stock Option granted to a Participant shall become vested, or exercisable.

                                    ARTICLE V
                        LIMITS ON INCENTIVE STOCK OPTIONS

        5.1 Eligibility; Option Period. Only employees of the Corporation or a Affiliate may receive an Incentive Stock Option. Notwithstanding the provisions of Section 4.4 hereof, if a Participant eligible to receive an Incentive Stock Option under Section 422 of the Code (an "Eligible Participant") owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation (or any Affiliate of the Corporation) and an Incentive Stock Option is granted to such Eligible Participant, the option period term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. In addition, the option price of any such Incentive Stock Option granted to any such Eligible Participant owning more than 10% of the combined voting power of all classes of stock of the Corporation (or any Affiliate of the Corporation) shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

        5.2 Limitation on Exercises of Shares Subject to Incentive Stock Options. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code; to the extent that any grant exceeds such $100,000 calendar year limit, the portion of such granted Stock Option shall be deemed a Nonqualified Stock Option.

        5.3 Disqualifying Disposition. If Common Stock acquired upon exercise of an Incentive Stock Option is disposed of by an Eligible Participant prior to the expiration of either two years from the Date of Grant of such Stock Option or one year from the transfer of shares to such Eligible Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Eligible Participant shall notify the Corporation in writing of the date and terms of such disposition. A disqualifying disposition by an Eligible Participant shall not affect the status of any other Stock Option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

         5.4 Termination. Notwithstanding the provisions of Article VII, the option period of an Eligible Participant's Incentive Stock Options shall terminate no later than ninety (90) days after such Participant's Termination of Service with the Corporation and its Affiliates; provided, that if such service terminates by reason of the death or Disability of the Participant, then the option period of such Participant's Incentive Stock

Options shall terminate no later than twelve (12) months after such termination by reason of death or Disability.

                                   ARTICLE VI
                   EXERCISE OF STOCK OPTIONS; RESTRICTED STOCK

         6.1 Exercise of Options.

         (a) Options granted to employees, consultants, and Nonemployee Directors shall be exercisable in accordance with the terms of the applicable Option Agreement.

         (b) Except as otherwise provided in Section 14.2, a Stock Option may be exercised solely by the Participant during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

         (c) The purchase price of the shares as to which a Stock Option is exercised shall be paid in full at the time of the exercise. The full purchase price of shares purchased shall be paid upon exercise of the Stock Option in cash, or, with the consent of the Committee, with shares of Common Stock previously owned by the Participant or, with the consent of the Committee, by a combination of cash and such shares. Additionally, the Committee in its sole discretion may provide for payment of the exercise price, (a) by loans from the Corporation or (b) by authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise and any tax withholding obligations resulting from such exercise. No holder of a Stock Option shall be, or have any of the rights or privileges of, a shareholder of the Corporation in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Corporation to such holder.

         6.2 Restricted Stock. Each Option Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Common Stock acquired pursuant to an Option Agreement granted hereunder or otherwise and such restrictions on the transferability of shares of the Common Stock acquired pursuant to an Option Agreement hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper and advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Participant render substantial services to the Corporation or its Affiliates for a specified period of time. Such restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and shareholders of the Corporation other than the Participant of such share of Common Stock who is a party to the particular Option Agreement or a subsequent holder of the shares of Common Stock who is bound by such Option Agreement. Such Certificates for shares of Common Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

         The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Corporation or its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.


                                   ARTICLE VII
                             TERMINATION OF SERVICE

         Upon the Termination of Service of a Participant for any reason, the specific Option Agreement shall govern the treatment of any unexercised Stock Options. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of a Stock Option for any period that is not beyond the applicable expiration date thereof, accelerate the vesting or exercisability of a Stock Option, eliminate or make less restrictive any restrictions contained in a Stock Option, waive any restriction or other provision of this Plan or a Stock Option or otherwise amend or modify the Stock Option in any manner that is either (a) not adverse to such Participant or (b) consented to by such Participant.

         Except as otherwise set forth above, or as provided in Section 5.4 with respect to Incentive Stock Options, a Participant's Stock Options may be exercised as follows in the event of such Participant's Termination of Service:

                  (a) Death. In the event of the Participant's death prior to Termination of Service, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full, and the Stock Options may be exercised for a period of twelve (12) months after the Participant's death or until expiration of the option period (if sooner), by the Participant's estate or personal representative(s), or by the person(s) who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death;

                  (b) Disability. In the event of a Participant's (other than a Nonemployee Director) Termination of Service as the result of Disability, then all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full, and the Stock Options may be exercised by such Participant or his guardian or legal representative for a period of twelve (12) months after such termination or until expiration of the option period (if sooner);

                  (c) Termination for Cause. In the event of the Participant's Termination for Cause, then all unvested Stock Options, or any unvested portion thereof, shall not be exercisable and shall thereupon immediately terminate; and

                  (d) Other Termination. In the event of a voluntary Termination of Service by a Participant (including as a result of retirement by that Participant) or Termination of Service of a Participant by the Corporation or its Affiliate for any other reason, then all vested Stock Options may be exercised for a period of three (3) months after such termination or until expiration of the option period (if sooner) and upon such date, all of the Participant's outstanding Stock Options shall thereupon immediately terminate.

Notwithstanding the foregoing, an individual grant of a Stock Option to a Participant under the Plan may provide, pursuant to the terms of the particular Option Agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Option with respect to any Termination of Service by such Participant.

                                  ARTICLE VIII
                           AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this Article VIII, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part. In the event of any amendment to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Option Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article VIII shall adversely affect any rights of Participants or obligations of the Corporation to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE IX
                               EFFECT OF THE PLAN

         Neither the adoption of this Plan nor any action of the Committee shall be deemed to give any employee, consultant or Nonemployee Director any right to be granted a Stock Option or to purchase or receive Common Stock of the Corporation or any other rights except as may be evidenced by an Option Agreement, or any amendment thereto, duly authorized by and executed on behalf of the Corporation and then only to the extent of and upon and subject to the terms and conditions expressly set forth therein.

                                    ARTICLE X
                                      TERM

         The Plan shall be submitted to the Corporation's stockholders for their approval; adoption of the Plan by the Corporation and the award of any Option Agreement hereunder shall be subject to and conditioned upon such stockholders' approval of the Plan. Unless sooner terminated by action of the Board, the Plan will terminate on the 24th day of September, 2008. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE XI
                               CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

                         (i) An appropriate adjustment shall be made in the
                  maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Corporation's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

                         (ii) Appropriate adjustments shall be made in the
                  number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Corporation's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

         Any fractional shares resulting from any adjustment made pursuant to this Article XI shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                   ARTICLE XII
                   RECAPITALIZATION, MERGER AND CONSOLIDATION

                  (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

                  (c) In the event of any reorganization, merger or consolidation pursuant to which the Corporation is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Corporation, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Corporation in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Committee, in its sole discretion, may cancel all such Stock Options as of the effective date of any such reorganization, merger or consolidation, or of any such proposed sale of substantially all of the assets of the Corporation, or of any dissolution or liquidation of the Corporation, and either:

                         (i) give notice to each holder thereof or his personal
                  representative of its intention to cancel such Stock Options and permit the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Options would not otherwise be exercisable; or

                        (ii) pay the holder thereof an amount equal to a
                  reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of such Stock Options. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Corporation receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Corporation, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Corporation after giving effect to expenses and charges, including but not limited to taxes, payable by the Corporation before such liquidation could be completed.

                  (d) In the event of a "Change in Control" of the Corporation, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full. Such acceleration of exercisability shall not apply to a given Stock Option granted to any Participant other than Nonemployee Directors if any surviving acquiring corporation agrees to assume such Stock Option in connection with the Change in Control. For the purposes of this Plan, a "Change in Control" shall mean any one of the following: (i) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Corporation) (other than any "group" deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of the current directors of the Corporation (and the "Affiliates" of such directors, as that term is defined below) serving as such as of the date of this Plan (collectively, the "Exempt Group")) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of the Corporation's then outstanding securities entitled generally to vote for the election of the Corporation's directors; (iii) the merger or consolidation of the Corporation with or into any other entity if the Corporation is not the surviving entity (or the Corporation is the surviving entity but voting securities of the Corporation are exchanged for securities of any other entity) and any person or group of persons (as defined above) (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity's then outstanding securities entitled generally to vote for the election of the surviving entity's directors; or (iv) the sale of all or substantially all of the assets of the Corporation or the liquidation or dissolution of the Corporation. The term "Affiliate" with respect to any person shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  (e) Notwithstanding sub-Section (c) above of this Article XII, in case the Corporation shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property or (ii) dissolve, liquidate, or wind up its affairs, then, provided that the Committee so determines in its sole discretion, each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Corporation which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Corporation. In the event that the Corporation shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Corporation's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

                  (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Corporation shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Corporation within thirty (30) days after receipt thereof by such Participant.

                                  ARTICLE XIII
                    OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS
                          GRANTED BY OTHER CORPORATIONS

         Stock Options may be granted under the Plan from time to time in substitution for such stock options held by employees of a corporation who become or are about to become employees of the Corporation or a Affiliate as the result of a merger or consolidation of the employing corporation with the Corporation or a Affiliate or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Affiliate. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

       14.1 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable Option Agreements.

       14.2 Assignability. A Stock Option granted to a Participant optionee may not be transferred or assigned other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of the Stock Options granted to a Participant to be on terms which permit transfer by such Participant to (A) the spouse, ex-spouse, children, step children or grandchildren of the Participant ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, or (C) a partnership or limited liability company in which one or more Immediate Family Members are the only partners or members, so long as (i) the Option Agreement evidencing any option granted pursuant to this Plan is approved by the Committee and expressly provides for transferability in a manner consistent with this Section 14.2 and (ii) subsequent transfers of such option shall be prohibited except for transfers by will or the laws of descent and distribution. Furthermore, the Committee may, in its discretion, authorize all or a portion of the Stock Options granted to a Participant to be on terms which permit transfer by such Participant to other entities or persons to whom the Committee may in its discretion permit transfers of the option. Notwithstanding any provision contained herein to the contrary, in the case of an Incentive Stock Option, any transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive Stock Option under
Section 422 of the Code, or any successor provision. Any attempted assignment or transfer in violation of this Section 14.2, including an attempted assignment or transfer in connection with a divorce, any domestic relations order, or pursuant to any other court order shall be null and void.

       14.3 Investment Intent. The Corporation may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment purposes and not with a view to their distribution.

       14.4 Allotment of Shares. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Stock Options to Participants under the Plan. The grant of a Stock Option to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options under the Plan.

       14.5 No Right to Continue Employment. This Plan does not constitute a contract of employment. Nothing in the Plan or in any Stock Option confers upon any employee the right to continue in the employ of the Corporation or interferes with or restricts in any way the right of the Corporation to discharge any employee at any time (subject to any contract rights of such employee).

       14.6 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

       14.7 Tax Requirements. Any Participant who exercises any Stock Option shall be required to pay the Corporation the amount of all taxes which the Corporation is required to withhold as a result of the exercise of the Stock Option. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employee then owns, which shares have an aggregate Fair Market Value equal to the required withholding payment, or any combination thereof. With respect to the exercise of a Nonqualified Stock Option, the Participant's obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Corporation in an amount necessary to satisfy the required tax withholding obligation of the Corporation and/or (ii) the actual delivery by the exercising Participant to the Corporation of shares of Common Stock which the Participant owns and/or the Corporation's withholding of a number of shares to be delivered upon the exercise of the Stock Option), which shares so delivered or withheld have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. Any such withholding payments with respect to the exercise of a Nonqualified Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

       14.8 Indemnification of Committee. No current or previous member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Committee and each and any officer or employee of the Corporation acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

       14.9 Restrictions. This Plan, and the granting and exercise of Stock Options hereunder, and the obligation of the Corporation to sell and deliver Common Stock under such Stock Options, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Stock Option unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Corporation. Unless the Stock Options and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising a Stock Option under this Plan may be required by the Corporation to give a representation in writing in form and substance satisfactory to the Corporation to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

         14.10 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed as of the 24th day of September, 1998 by its Chief Executive Officer pursuant to prior action taken by the Board.

                                TOREADOR ROYALTY CORPORATION


                                By:   /s/ G. THOMAS GRAVES III
                                    --------------------------------------------
                                      President and Chief Executive Officer

Attest:

/s/ KAREN GASSETT
-------------------------
Assistant Secretary

                                   APPENDIX 1


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS.............................................................................A-1

REPORT OF INDEPENDENT ACCOUNTANTS..........................................................................A-6

FINANCIAL STATEMENTS:
         CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1998 AND 1997.......................................A-7

         CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE YEARS
                  ENDED DECEMBER 31, 1998..................................................................A-8

         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1998..............................................A-9

         CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE YEARS
                  ENDED DECEMBER 31, 1998.................................................................A-11

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.......................................................A-12


                          TOREADOR ROYALTY CORPORATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION.

INTRODUCTION

         In Management's Discussion and Analysis, we explain our general financial condition and the results of operations including:

         o        what factors affect our business,

         o        what our earnings and costs were in 1998, 1997, and 1996.

         o why those earnings and costs were different from the year before,

         o        where our earnings came from,

         o        how all of this affects our overall financial condition,

         o what our expenditures for capital projects were in 1996 through 1998 and what we expect them to be in 1999,

         o where cash will come from to pay for future capital expenditures, and

         o        what our progress is as to Year 2000 compliance.

         As you read Management's Discussion and Analysis, it may be helpful to refer to the Company's Consolidated Statements of Income on page F-4, which present the results of our operations for 1998, 1997, and 1996. In Management's Discussion and Analysis, we analyze and explain the annual changes in the specific line items in the Consolidated Statements of Income. Our analysis may be important to you in making decisions about your investments in Toreador.

         The Company follows the successful efforts method of accounting for oil and gas exploration and development expenditures. Under this method, costs of successful exploratory wells and all development wells are capitalized. Costs to drill exploratory wells which do not find proved reserves are expensed. Significant costs associated with the acquisition of oil and gas properties are capitalized. Acquisition costs of mineral interests in oil and gas properties remain capitalized until they are impaired or a determination has been made to discontinue exploration of the lease, at which time all related costs are charged to expense. Impairment of unproved properties is assessed and recorded on a property-by-property basis. Upon sale or abandonment of units of property or the disposition of miscellaneous equipment, the cost is removed from the asset account, the related reserves relieved of the accumulated depreciation or depletion and the gain or loss is credited to or charged against operations. Maintenance and repairs are charged to expense; betterments of property are capitalized as described below.

         The Company evaluates the carrying value of its long-lived assets, consisting primarily of oil and gas properties, when events or changes in circumstances indicate that the carrying value of such assets may be impaired. The determination of impairment is based upon expectations of undiscounted future cash flows of the related asset pursuant to Statement of Financial Accounting Standard No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." There was impairment during 1998 in the amount of $19,649 primarily due to the decrease in oil and gas prices. The impairment is included in the "Depreciation, depletion and amortization" category of the consolidated statement of operations.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, most of the exploration activity on our acreage has been funded and conducted by other oil companies. Exploration activity by third party oil companies typically generates lease bonus and option income to us. If such drilling is successful, we receive royalty income from the oil or gas production but bear none of the capital or operating costs. Since the middle of 1996, we have successfully accelerated the evaluation of several areas of our mineral acreage as well as increased our ownership in any reserves that were discovered by acquiring working interests of selected 3-D seismic projects and any wells drilled as a result of such geological activity.

         While we continue to actively pursue exploration and development opportunities on our own mineral acreage, the current depressed level of crude oil prices is likely to reduce the number of third party proposals we receive with regard to these properties. As a result, we will expand our drilling focus to geologic regions, particularly those areas with proven and attractive gas reserves, that can provide potentially better rates of return on our capital resources. We also plan to evaluate 3-D seismic projects or drilling prospects generated by third party operators. If judged geologically and financially attractive by our management, we will enter into joint ventures on those third party projects or prospects which are within the capital exploration budget approved by our board of directors.

         Our 1999 capital and exploratory budget, excluding any acquisitions we may make, could range from $700,000 to $1,000,000, depending on the timing of any new seismic surveys and drilling of exploratory and development wells in which we may hold a working interest position.

         We also intend to actively evaluate opportunities to acquire producing properties that for reasons related to the negative impact of current crude oil prices represent unique opportunities for us to add additional reserves to our reserve base. Any such acquisitions will be financed using cash on hand, third party sources, existing credit facilities or any combination thereof.

         At the present time, the primary source of capital for financing our operations is our cash flow from operations. During 1998 on a historical basis, cash flow provided by operating activities totaled $276,624. We anticipate that cash flow provided by operating activities for 1999 will be materially higher reflecting the Howell Mineral Acquisition.

         The Howell Mineral Acquisition was funded with proceeds from our revolving credit facility, a $5.9 million term loan, and the issuance of $4.0 million of our Series A Preferred Stock. For further details of the terms of the Series A Preferred Stock, see "Item 5. Market for Registrant's Common Equity and Related Stockholder Matters - Series A Preferred Stock."

         On November 13, 1997, we obtained a $10.0 million revolving credit facility from Compass Bank. This credit facility has a current borrowing base limitation of $2.7 million which was fully drawn as of December 31, 1998. The borrowing base is determined by the lender based upon the oil and gas properties pledged thereunder.

         Under the terms of the revolving credit facility, as amended from time to time, the interest rate is dependent on the Principal Debt (as defined) then outstanding. For Principal Debt equal to or less than 80% of the Borrowing Base then in effect, the unpaid principal balance of the Note is subject to a fluctuating interest rate (per annum) equal to the fluctuating CBIR Rate (or prime) less 0.5%. For Principal Debt greater than 80% of the Borrowing Base then in effect, the unpaid principal balance of the Note is subject to a fluctuating interest rate (per annum) equal to the fluctuating CBIR Rate. Unpaid balances are paid quarterly commencing January 1, 1998. Borrowings up to $1.5 million are unsecured. The revolving credit facility contains a Letter of Credit subfeature which imposes a fee of 0.875% per annum on the face amount of the Letter of Credit, with a minimum of $350. We are subject to an Unused Commitment Fee computed at the rate of 0.375% per annum on the average daily unused portion of the commitment. Such fee is payable quarterly in arrears beginning January 1, 1998. This facility matures on October 1, 2000.

         The revolving credit facility contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets and the payment of dividends, change of control and management and require Tormin to meet certain financial tests. Tormin must maintain a ratio of current assets to current liabilities of at least 1:1. Tormin must also maintain a debt service coverage ratio of not less than 1.25:1.

         The $5.9 million term loan arranged to fund the Howell Mineral Acquisition matures on June 1, 2000 and bears fluctuating interest at prime plus
 .25%. Tormin is required to pay to the lender monthly the greater of (i) 95% of the net cash flow from the Howell Mineral Acquisition or (ii) $60,000 plus interest.

         Aggregate principal reductions are $720,000 in 1999 and $7,880,000 in 2000. We are currently negotiating to extend the payment terms of the term loan.

         We may reinvest proceeds from option and lease bonuses by taking a working interest in 3-D seismic projects or in wells. To the extent cash flow from operations does not significantly increase and external sources of capital are limited or unavailable, our ability to make the capital investment to participate in 3-D seismic surveys and increase our interest in projects on our acreage will be limited. Future funds are expected to be provided through production from existing producing properties and new producing properties that may be discovered through exploration of our acreage by third parties or by ourselves. Funds may also be provided through external financing in the form of debt or equity. There can be no assurance as to the extent and availability of these sources of funding.

         We maintain our excess cash funds in interest-bearing deposits and in marketable securities. In addition to the properties described above, we also may acquire other producing oil and gas assets, which could require the use of debt, including the aforementioned credit facility or other forms of financing.

         Our management believes that sufficient funds are available from internal sources and other third party sources to meet anticipated capital requirements for fiscal 1999.

         From October 10, 1995 through December 31, 1998 we have used $1,137,946 of our cash reserves to purchase 432,700 shares of our Common Stock pursuant to three share repurchase programs approved by the board of directors. On July 23, 1998, our board of directors suspended the policy of share repurchases for the time being to instead use the Company's excess cash resources toward funding our participation in third party operated 3-D projects or drilling prospects and acquisition of producing oil and gas properties. On March 23, 1999, our board of directors reinstated the common stock repurchase program enabling the Company to purchase the remaining 117,300 shares available under the third stock repurchase plan from time to time and depending on market conditions.

         During 1998, we received a total of $790,266 as a result of the exercise of stock options to purchase our Common Stock by two former employees and two former consultants. Those options related to 200,000, 31,500, and 45,000 shares of Common Stock with exercise prices of $3.00, $2.46875, and $2.50 per share, respectively. As of December 31, 1998, only two of the former consultants held the right to exercise options for additional shares of our Common Stock. Funds received from the exercise of these stock options were added to our working capital and used for general corporate purposes.

RESULTS OF OPERATIONS

         YEAR ENDED DECEMBER 31, 1998 VERSUS YEAR ENDED DECEMBER 31, 1997

         Total revenues for 1998 were $2,308,640 compared with $2,788,764 in 1997. Revenues from oil and gas sales decreased to $1,968,638 in 1998 from $2,325,148 in 1997. This 15.3% decrease reflects a 10.7% increase in volume on a BOE basis (principally reflecting the benefit of nearly a full year of revenue from wells completed in 1997 and early 1998) offset by a 23.5% decrease on a price per BOE basis. Our net oil production increased 28.9% to 90,097 Bbls in 1998 from 69,903 Bbls in 1997. Net natural gas production decreased 7.3% to 394,849 Mcf of natural gas in 1998 from 425,854 Mcf of natural gas in 1997. Lease bonuses and rentals were $168,664 in 1998, down from $287,604 in 1997.

         Interest and other income was $171,338 in 1998 versus $149,841 in 1997.

         Total costs and expenses were $2,784,163 in 1998 as compared with $2,924,391 in 1997 representing a 4.8% decrease. The largest decrease came from lease operating expenses where expenses decreased 16.1% to $583,441 in 1998 versus $695,007 in 1997. This reflects the effort of operators to decrease costs on wells due to lower oil and gas prices in 1998. Dry holes and abandonments decreased 20.2% to $133,113 in 1998 from $166,710 in 1997, despite our increased level of participation in drilling exploratory and development wells on our mineral holdings in the first quarter of 1998 and early portions of the second quarter of 1998. Depreciation, depletion and amortization decreased 4.7% to $514,071 from $539,346 reflecting a downward revision to the proved developed reserves created by lower oil and gas prices. Geological and geophysical expenses decreased 5.3% to $517,870 in 1998 versus $546,634 in 1997. Our general and administrative expenses increased $196,825 or 24.5% to $999,548 in 1998 from $802,723 in 1997, primarily resulting from increased legal fees and other costs related to the change in management. During 1998, we incurred interest expense of $36,120 which was a result of debt incurred for the Howell Mineral Acquisition.

         Total net loss applicable to common shares for 1998 was $261,746 or $0.05 per share compared to a net loss of $51,366 or $0.01 per share.

         YEAR ENDED DECEMBER 31, 1997 VERSUS YEAR ENDED DECEMBER 31, 1996

         Total revenues for 1997 were $2,788,764 compared with $3,114,085 in 1996. Revenues from oil and gas sales increased slightly to $2,325,148 in 1997 from $2,306,791 in 1996. This 0.8% increase reflects an 11.4% increase in volume on a BOE basis offset by a 9.6% decrease on a price per BOE basis. Our net oil production increased 2.3% to 69,903 Bbls in 1997 from 68,318 Bbls in 1996. Net natural gas production increased 22.2% to 425,854 Mcf in 1997 from 348,539 Mcf in 1996. Lease bonuses and rentals were $287,604 in 1997, up from $118,430 in 1996.

         Interest income was $147,237 in 1997 versus $138,720 in 1996. A gain resulting from the sale of marketable securities decreased from $516,867 in 1996 to none in 1997. This reflects our sale of 100% of our units in the San Juan Basin Royalty Trust which was completed in August 1996.

         Total costs and expenses were $2,924,391 in 1997 as compared with $2,124,235 in 1996 representing a 37.7% increase. The largest increase came from geological and geophysical expenses where expenses increased 140% to $546,634 in 1997 versus $227,744 in 1996. This reflects our increased level of participation in 3-D seismic surveys conducted on our mineral holdings in 1997. Depreciation, depletion and amortization increased 97.5% to $539,346 from $273,026 reflecting a downward revision to the proved developed reserves created by a combination of some underperforming properties and lower oil and gas prices. Dry holes and abandonments increased 27.6% to $166,710 in 1997 from $130,647 in 1996, reflecting our increased level of participation in drilling exploratory and development wells on our mineral holdings. Lease operating expenses increased 18.7% to $695,007 in 1997 versus $585,732 in 1996, as a result of our acquiring more working interest properties in 1996 and 1997. Our general and administrative expenses decreased $104,363 or 11.5% to $802,723 in 1997 from $907,086 in 1996, of which $114,277 reflects a reduction in salary to our former chairman and chief executive officer. During 1997, we incurred a loss of $173,971 which has been recorded as a loss on settlement of benefit plans. This loss consists of a 100% settlement of the pension benefit for $87,654 and a payment of $88,617 for settlement of the supplemental executive retirement plan. There were no losses on settlement of benefit plans in 1996.

         Total net loss for 1997 was $51,366 or $0.01 per share compared to net income of $726,750 or $0.14 per share in 1996. Included in 1996 total net income is a $386,607 after tax gain from the sale of marketable securities and other assets or $0.07 per share.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains and losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. This statement is not expected to have a material impact on our consolidated financial statements. This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999, with earlier adoption encouraged.

YEAR 2000 COMPLIANCE

         Project. Many computer software systems, as well as certain hardware and equipment using date-sensitive data, were structured to use a two-digit field meaning that they may not be able to properly recognize dates in the year 2000. This problem would most typically be caused by erroneous data calculations, which results from using two digits to signify a year (century implied), handling leap years incorrectly or the use of "special" values that can be confused with legitimate calendar dates. We have developed a plan to address this issue and are taking steps to review various information technology systems, such as computer hardware and software, as well as non-information technology systems, including computer controlled equipment involved in processing and interpreting 3-D seismic data.

         We have completed the initial phases of the plan by identifying all computerized systems and completing an inventory of our equipment and component parts. Both information technology and non-information technology systems may contain embedded technology, which complicates our Year 2000 identification, assessment, remediation and testing efforts. We are also currently reviewing all of our systems to determine which are not Year 2000 compliant and will need to be replaced or modified. This current phase includes comparisons of inventory to manufacture's information and/or performance testing. If problems are identified, we will undertake remediation, replacement or alternative procedures for non-compliant equipment or facilities on a business priority basis. Our identification and assessment efforts to date have not identified any computer equipment or software currently being used which will require replacement or modification. In addition, in the ordinary course of replacing computer equipment and software, we intend to obtain replacements that are Year 2000 compliant. We currently anticipate that our identification, assessment, remediation and testing efforts will continue and depending upon the results of the assessment efforts, be completed by the end of the second quarter of 1999.

         As of December 31, 1998, all costs incurred by us in connection with our Year 2000 compliance efforts were included within our normal general and administrative expenses. In 1998 those costs were approximately $12,000. We are currently expensing, as incurred, all costs related to the assessment and remediation of the Year 2000 issue and funding such expenses through operating cash flow. However, in certain instances, we may determine that it would be more practical to replace existing equipment. An accurate cost cannot be determined prior to the completion of such testing, but we do not expect that such costs will exceed $25,000.

         The following table summarizes the current overall status of the project with anticipated completion dates:


                                                                         Phase
                                        ---------------------------------------------------------------------------
            Component                   Inventory            Assessment/Prioritization      Remediation/Contingency
            ---------                   ---------            -------------------------      -----------------------
Software                                Complete                     Complete                      Complete
Hardware                                Complete                     Complete                      Complete
Business Partners                       Complete                     4/30/99                        6/30/99

         Risks/Contingency. The failure to remediate critical systems (software, hardware or embedded systems), or the failure of a material business partner to resolve critical Year 2000 issues could have a serious adverse impact on our ability to continue operations and meet obligations. Material contingencies include the risk that gas pipelines to which our gas wells are connected suspend operations due to Year 2000 problems or operations and other payors to the Company are unable to calculate or make payment of our share of revenues from production. However, until all assessment phases have been completed, it is impossible to accurately identify the risks, quantify potential impacts or establish a contingency plan. We have not yet clearly identified the most likely worst case scenario if we and our material business partners do not achieve Year 2000 compliance on a timely basis. We currently intend to complete our contingency planning by June 30, 1999.

                          TOREADOR ROYALTY CORPORATION

                        REPORT OF INDEPENDENT ACCOUNTANTS

                   To the Board of Directors and Stockholders
                         of Toreador Royalty Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Toreador Royalty Corporation and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
April 9, 1999

                          TOREADOR ROYALTY CORPORATION

                           CONSOLIDATED BALANCE SHEET



                                                                                                          DECEMBER 31,
                                                                                                   ----------------------------
                                                                                                      1998             1997
                                                                                                   ------------    ------------
ASSETS
Current Assets:
   Cash and cash equivalents ...................................................................   $    726,187    $  2,876,652
   Short term investments ......................................................................      1,218,291            --
   Accounts receivable .........................................................................        517,442         334,851
   Marketable securities .......................................................................        374,915            --
   Federal income tax receivable ...............................................................         63,064          62,307
   Assets held for sale ........................................................................        334,489            --
   Deferred tax benefit ........................................................................           --            15,945
   Other .......................................................................................         61,130          26,956
                                                                                                   ------------    ------------

      Total current assets .....................................................................      3,295,518       3,316,711
                                                                                                   ------------    ------------

Properties and equipment, less accumulated depreciation, depletion and amortization ............     16,209,631       3,210,074

Other assets ...................................................................................         78,873            --
Deferred tax benefit ...........................................................................        198,240            --
                                                                                                   ------------    ------------

      Total current assets .....................................................................   $ 19,782,262    $  6,526,785
                                                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities ....................................................   $    587,754    $    309,590
   Current portion of long term debt ...........................................................        720,000            --
                                                                                                   ------------    ------------

      Total current liabilities ................................................................      1,307,754         309,590

Long term debt .................................................................................      7,880,000            --
                                                                                                   ------------    ------------

      Total liabilities ........................................................................      9,187,754         309,590
                                                                                                   ------------    ------------

Stockholders' equity:
   Preferred stock, $1.00 par value, 4,000,000 shares authorized; 160,000 and 0 issued .........        160,000            --
   Common stock, $0.15625 par value, 10,000,000 shares authorized; 5,644,071 and
   5,367,571 shares issued .....................................................................        881,886         838,683
   Capital in excess of par value ..............................................................      8,202,862       3,646,834
   Retained earnings ...........................................................................      2,529,371       2,791,117
   Accumulated other comprehensive income (loss) ...............................................        (24,922)           --
                                                                                                   ------------    ------------
                                                                                                     11,749,197       7,276,634
Treasury stock at cost:
   438,400 and 408,400 shares ..................................................................     (1,154,689)     (1,059,439)
                                                                                                   ------------    ------------

      Total stockholders' equity ...............................................................     10,594,508       6,217,195
                                                                                                   ------------    ------------

      Total liabilities and stockholders' equity ...............................................   $ 19,782,262    $  6,526,785
                                                                                                   ============    ============

The Company uses the successful efforts method of accounting for its oil and gas producing activities.


        See accompanying notes to the consolidated financial statements.

                          TOREADOR ROYALTY CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS




                                                                        YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------
                                                                  1998            1997           1996
                                                               -----------    -----------    -----------
Revenues:
   Oil and gas sales .......................................   $ 1,968,638    $ 2,325,148    $ 2,306,791
   Lease bonuses and rentals ...............................       168,664        287,604        118,430
   Interest and other income ...............................       171,338        149,841        162,297
   Gain on sale of marketable securities and other assets ..          --           26,171        526,567
                                                               -----------    -----------    -----------


      Total revenues .......................................     2,308,640      2,788,764      3,114,085
                                                               -----------    -----------    -----------

Costs and expenses:
   Lease operating expense .................................       583,441        695,007        585,732
   Dry holes and abandonments ..............................       133,113        166,710        130,647
   Depreciation, depletion and amortization ................       514,071        539,346        273,026
   Geological and geophysical ..............................       517,870        546,634        227,744
   General and administrative ..............................       999,548        802,723        907,086
   Loss on settlement of benefit plans .....................          --          173,971           --
   Interest expense ........................................        36,120           --             --
                                                               -----------    -----------    -----------


      Total costs and expenses .............................     2,784,163      2,924,391      2,124,235
                                                               -----------    -----------    -----------

Income (loss) before federal income taxes ..................      (475,523)      (135,627)       989,850


Provision (benefit) for federal income taxes ...............      (233,277)       (84,261)       263,100
                                                               -----------    -----------    -----------


Income (loss) ..............................................      (242,246)       (51,366)       726,750
                                                               -----------    -----------    -----------


Dividends on preferred shares ..............................        19,500           --             --
                                                               -----------    -----------    -----------


Net income (loss) applicable to common shares ..............   $  (261,746)   $   (51,366)   $   726,750
                                                               ===========    ===========    ===========


Basic income (loss) per share ..............................   $     (0.05)   $     (0.01)   $      0.14
                                                               ===========    ===========    ===========


Diluted income (loss) per share ............................   $     (0.05)   $     (0.01)   $      0.14
                                                               ===========    ===========    ===========

Weighted average shares outstanding
Basic ......................................................     5,125,063      5,022,216      5,216,941
Diluted ....................................................     5,125,063      5,022,216      5,216,941



        See accompanying notes to the consolidated financial statements.

                          TOREADOR ROYALTY CORPORATION

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                                   COMMON STOCK
                                                                                                                     ACCUMULATED
                                                                                         CAPITAL IN                    OTHER
                                                 PREFERRED                                EXCESS OF      RETAINED   COMPREHENSIVE
                                                   STOCK        SHARES        AMOUNT      PAR VALUE      EARNINGS    INCOME (LOSS)
                                                -----------    ---------   -----------   -----------   -----------   -------------
Balance at December 31, 1995 ................   $      --      5,349,071   $   835,792   $ 3,560,042   $ 2,115,733    $ 353,268
Issuance of common stock ....................          --          7,500         1,172        17,343          --           --
Purchase of treasury stock ..................          --           --            --            --            --           --
Comprehensive income
   Net income ...............................          --           --            --            --         726,750         --
   Other comprehensive income, net of tax
      Unrealized (losses) on securities .....
      Minimum pension liability .............
   Other comprehensive income ...............                                                                          (441,811)
Comprehensive income ........................
                                                -----------    ---------   -----------   -----------   -----------    ---------
Balance at December 31, 1996 ................          --      5,356,571       836,964     3,577,385     2,842,483      (88,543)
Issuance of common stock ....................          --         11,000         1,719        69,449          --
Purchase of treasury stock ..................          --           --            --            --            --
Comprehensive income
   Net loss .................................          --           --            --            --         (51,366)        --
   Other comprehensive income, net of tax
      Minimum pension liability .............
   Other comprehensive income ...............                                                                            88,543
Comprehensive income ........................
                                                -----------    ---------   -----------   -----------   -----------    ---------
Balance at December 31, 1997 ................          --      5,367,571       838,683     3,646,834     2,791,117         --
Issuance of common stock ....................          --        276,500        43,203       766,809          --
Issuance of preferred stock .................       160,000         --            --       3,789,219          --
Dividends of treasury stock .................          --           --            --            --         (19,500)
Purchase of treasury stock ..................          --           --            --            --            --
Comprehensive income (loss)
   Net loss .................................          --           --            --            --        (242,246)        --
   Other comprehensive income (loss),
      net of tax
      Unrealized (losses) on securities .....                                                                           (24,922)
   Other comprehensive income (loss) ........
Comprehensive income (loss) .................
                                                -----------    ---------   -----------   -----------   -----------    ---------
Balance at December 31, 1998 ................   $   160,000    5,644,071   $   881,886   $ 8,202,862   $ 2,529,371    $ (24,922)
                                                ===========    =========   ===========   ===========   ===========    =========

                                                                                        TOTAL
                                                     COMPREHENSIVE     TREASURY      STOCKHOLDERS'
                                                     INCOME (LOSS)      STOCK           EQUITY
                                                     -------------   ------------    ------------

Balance at December 31, 1995 .....................                   $    (54,350)   $  6,810,485
Issuance of common stock .........................                           --            18,515
Purchase of treasury stock .......................                       (489,759)       (489,759)
Comprehensive income

   Net income ....................................   $    726,750            --           726,750
                                                     ------------
   Other comprehensive income, net of tax
      Unrealized (losses) on securities ..........       (353,268)                       (353,268)
      Minimum pension liability ..................        (88,543)                        (88,543)
                                                     ------------

   Other comprehensive income ....................       (441,811)
                                                     ------------

Comprehensive income .............................        284,939
                                                     ============    ------------    ------------
Balance at December 31, 1996 .....................                       (544,109)      6,624,180
                                                                                     ------------
Issuance of common stock .........................                                         71,168
Purchase of treasury stock .......................                       (515,330)       (515,330)
Comprehensive income (loss)
   Net loss ......................................        (51,366)           --           (51,366)
                                                     ------------
   Other comprehensive income, net of tax
      Minimum pension liability ..................         88,543                          88,543
                                                     ------------
   Other comprehensive income (loss) .............         88,543
                                                     ------------
Comprehensive income .............................         37,177
                                                     ============    ------------    ------------
Balance at December 31, 1997 .....................                     (1,059,439)      6,217,195
Issuance of common stock .........................                                        810,012
Issuance of preferred stock ......................                           --         3,949,219
Dividends on preferred stock .....................                           --           (19,500)
Purchase of treasury stock .......................                        (95,250)        (95,250)
Comprehensive income
   Net loss ......................................       (242,246)           --          (242,246)
                                                     ------------

   Other comprehensive income, net of tax
      Unrealized (losses) on securities ..........        (24,922)                        (24,922)
                                                     ------------

      Other comprehensive income .................        (24,922)
                                                     ------------

Comprehensive income .............................   $   (267,168)
                                                     ============    ------------    ------------
Balance at December 31, 1998 .....................                   $ (1,154,689)   $ 10,594,508
                                                                     ============    ============

                          TOREADOR ROYALTY CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                  YEAR ENDED DECEMBER 31,
                                                                       --------------------------------------------
                                                                           1998            1997            1996
                                                                       ------------    ------------    ------------
Cash flows from operating activities:
   Net income (loss) ..............................................    $   (242,246)   $    (51,366)   $    726,750
   Adjustments to reconcile net income to
      net cash provided by operating activities:

      Depreciation, depletion and amortization ....................         514,071         539,346         273,026
      Dry holes and abandonments ..................................         133,113         166,710         130,647
      Gain on sale of marketable securities and other assets ......            --           (26,171)       (526,567)
      Decrease (increase) in accounts receivable ..................        (182,591)        173,942        (340,047)
      Decrease (increase) in federal income tax receivable ........            (757)         (7,408)         32,551
      Decrease in pension obligation ..............................            --            88,543          29,782
      Decrease (increase) in other current assets .................         (34,174)         38,145         (42,929)
      Increase in accounts payable and accrued liabilities ........         258,664          53,290          63,060
      Increase (decrease) in federal income taxes payable .........            --           (62,938)         62,938
      Deferred tax expense (benefit) ..............................        (169,456)        (81,453)        200,161
                                                                       ------------    ------------    ------------

      Net cash provided by operating activities ...................         276,624         830,640         609,372
                                                                       ------------    ------------    ------------


Cash flows from investing activities:
   Expenditures for oil and gas property and equipment ............        (797,438)       (717,478)       (893,426)
   Acquisition of oil and gas properties ..........................     (13,154,543)           --              --
   Proceeds from lease bonuses and rentals ........................            --            77,583         415,074
   Purchase of short term investments .............................      (1,218,291)           --              --
   Purchases of marketable securities .............................        (412,676)           --              --
   Proceeds from sale of marketable securities and other assets....            --            56,065         652,826
   Purchase of furniture and fixtures .............................         (29,249)           (107)        (30,066)
                                                                       ------------    ------------    ------------

   Net cash provided (used) by investing activities ...............     (15,612,197)       (583,937)        144,408
                                                                       ------------    ------------    ------------

Cash flows from financing activities:
   Payment for debt issue costs ...................................         (78,873)           --              --
   Proceeds from issuance of common stock .........................         810,012          71,168          18,515
   Proceeds from issuance of preferred stock, net .................       3,949,219            --              --
   Proceeds from credit facilities ................................       8,600,000            --              --
   Purchase of treasury stock .....................................         (95,250)       (515,330)       (489,759)
                                                                       ------------    ------------    ------------

   Net cash provided (used) by financing activities ...............      13,185,108        (444,162)       (471,244)
                                                                       ------------    ------------    ------------


Net increase (decrease) in cash and cash equivalents ..............      (2,150,465)       (197,459)        282,536

Cash and cash equivalents, beginning of year ......................       2,876,652       3,074,111       2,791,575
                                                                       ------------    ------------    ------------

Cash and cash equivalents, end of year ............................    $    726,187    $  2,876,652    $  3,074,111
                                                                       ============    ============    ============


Supplemental schedule of cash flow information:
   Cash paid (received) during the period for:
   Income taxes ...................................................    $    (63,064)   $      4,475    $       --


        See accompanying notes to the consolidated financial statements.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Toreador Royalty Corporation (the "Company") is an independent oil and gas company engaged in domestic oil and gas exploration, development, production and acquisition activities. The Company owns in excess of 1,300,000 net mineral acres located primarily in Mississippi, Texas and Alabama. In addition, the Company owns working or royalty interests in Mississippi, Texas, Alabama, New Mexico, Oklahoma, Louisiana and Arkansas. The Company's business activities are with industry partners located within the United States.

         PERVASIVENESS OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONSOLIDATION

         The consolidated financial statements include the accounts of Toreador Royalty Corporation and its wholly-owned subsidiaries, Toreador Exploration & Production Inc. and Tormin, Inc. All intercompany accounts and transactions have been eliminated. Tormin, Inc. was formed in 1998 and therefore has not been included in previous periods' consolidated financial statements.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash on hand, amounts due from banks and all highly liquid investments with original maturities of three months or less. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

         SHORT TERM INVESTMENTS AND MARKETABLE SECURITIES

         Short term investments include amounts held in managed funds which invest in securities scheduled to mature within 12 months or less. These investments are carried at cost which approximates fair value.

         Marketable debt and equity securities are reported at fair value, except for those debt securities that management has the intent and ability to hold to maturity. Investments in available for sale securities are classified based upon management's intent to sell the security and changes in fair value are reported net of tax as a separate component of accumulated other comprehensive income. Trading investments are classified as current assets and changes in fair value are reported in the statement of operations.

         OIL AND GAS PROPERTIES

         The Company follows the successful efforts method of accounting for oil and gas exploration and development expenditures. Under this method, costs of successful exploratory wells and all development wells are capitalized. Costs to drill exploratory wells which do not find proved reserves are expensed. Significant costs associated with the acquisition of oil and gas properties are capitalized. Upon sale or abandonment of units of property or the disposition of miscellaneous equipment, the cost is removed from the asset account, the related reserves relieved of the accumulated depreciation or depletion and the gain or loss is credited to or charged against operations. Maintenance and repairs are charged to expense; betterments of property are capitalized and depreciated as described below.

         DEPRECIATION, DEPLETION AND AMORTIZATION

         The Company provides for depreciation, depletion and amortization of its investment in producing oil and gas properties on the unit-of-production method, based upon independent reserve engineers' estimates of recoverable oil and gas reserves from

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         the property. Depreciation expense for fixed assets is generally calculated on a straight-line basis based upon estimated useful lives of five years.

         IMPAIRMENT OF ASSETS

         Producing property costs are evaluated for impairment and reduced to fair value if the sum of expected undiscounted future cash flows is less than net book value pursuant to Statement of Financial Accounting Standard No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Impairment of nonproducing leasehold costs and undeveloped mineral and royalty interests are assessed periodically on a property by property basis, and any impairment in value is currently charged to expense. There was an impairment during 1998 on producing properties in the amount of $19,649 primarily due to the decrease in oil and gas prices. The impairment is included in the "Depreciation, depletion and amortization" category of the consolidated statement of operations.

         REVENUE RECOGNITION

         Oil and natural gas revenues are accounted for using the sales method. Under this method, sales are recorded on all production sold by the Company regardless of the Company's ownership interest in the respective property. Imbalances result when sales differ from the seller's net revenue interest in the particular property's reserves and are tracked to reflect the Company's balancing position. At December 31, 1998 and 1997, the imbalance and related value were immaterial.

         LEASE BONUSES

         The Company defers bonuses received from leasing minerals in which unrecovered costs remain by recording the bonuses as a reduction of the unrecovered costs. Bonuses received from leasing mineral interests previously expensed are taken into income. For federal income tax purposes, lease bonuses are regarded as advance royalties (ordinary income).

         FINANCIAL INSTRUMENTS

         The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, accounts receivable, marketable securities, accounts payable and accrued liabilities and long-term debt approximate fair value, unless otherwise stated, as of December 31, 1998 and 1997.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of the Company's assets and liabilities using enacted tax rates in effect at year end. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, ("SFAS 123") "Accounting for Stock-Based Compensation," encourages, but does not require, the adoption of a fair value-based method of accounting for employee stock-based compensation transactions. The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25 ("Opinion 25"), "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its employee stock-based compensation plans. Under Opinion 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant above the amount an employee must pay to acquire the stock.

         NET INCOME PER COMMON SHARE

         Basic earnings (loss) per common share amounts were computed by dividing net income (loss) after deduction of dividends on preference shares by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share assumes the conversion of all securities that are exercisable or convertible into common shares that

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         would dilute the basic earnings per common share during the period. There were no differences in the weighted average common shares used in the basic and diluted earnings per share computations due to antidilution.

2.       ACQUISITION OF OIL AND GAS PROPERTIES

         On December 16, 1998, Tormin, Inc., a wholly owned subsidiary of Toreador Royalty Corporation purchased, effective November 1, 1998, certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Properties") from Howell Petroleum Corporation ("Howell"), a wholly owned subsidiary of Howell Corporation, pursuant to a Purchase and Sale Agreement (the "Howell Agreement") dated October 28, 1998 by and between Howell and J.T. Philp Company ("JTP"). Tormin acquired JTP's rights under the Howell Agreement through an assignment of JTP's rights and paid a transaction fee of 1.5% of the purchase price of the Properties.

         The purchase price for the Properties before adjustments was $13 million. The Properties are comprised of approximately 1,775,000 gross (876,000 net) acres. Producing interests, which make up approximately 2% of the total net acres, are held in approximately 400 oil and gas wells. The acquisition of the Properties was accounted for under the purchase method and closed on December 16, 1998. The allocation of the purchase price is presented below:


               Purchase Price ..................................................   $ 13,000,000
               Purchase price adjustments, including:
                   Distributions of cash flows generated from lease bonuses from
                     October 15, 1998 to the closing date, December 16, 1998 ...        (68,250)

                   Net oil and gas revenue earned from November 1, 1998 to the
                     closing date, December 16, 1998 ...........................       (157,462)



                   Other acquisition costs .....................................        380,255
                                                                                   ------------

                     Total Purchase Price ......................................   $ 13,154,543
                                                                                   ============

               Purchase Allocation :
                   Producing royalty interests .................................   $  5,883,911


                   Undeveloped mineral and royalty interests ...................      7,270,632
                                                                                   ------------

                     Total Purchase Price ......................................   $ 13,154,543
                                                                                   ============


         The purchase price was allocated to producing royalty interests and undeveloped mineral and royalty interests based upon engineering estimates.

         The purchase price of the Properties was funded with proceeds received from a private placement of $4 million of the Company's Series A 9% Convertible Preferred Stock (the "Preferred Securities"), utilization of Company's existing credit facility ($2.7 million), utilization of a new term facility ($5.9 million), and cash on hand. See notes 13 and 15 for further discussion regarding these financial instruments.

         The following summarized unaudited pro forma financial information assumes the acquisition of the Properties occurred on January 1 of each year:


                                                                      YEAR ENDED DECEMBER 31,
                                                                 --------------------------------
                                                                      1998               1997
                                                                 --------------      ------------
               Revenues....................................      $    4,093,757      $  5,816,317
               Net income..................................      $      231,982      $  1,024,506
               Net income applicable to common shares......      $     (128,018)     $    664,506
               Net income per share - basic................      $         (.02)     $        .13
               Net income per share - diluted..............      $         (.02)     $        .13


         The pro forma results do not necessarily represent results that would have occurred if the transaction had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.       MARKETABLE SECURITIES

         During 1996, the Company sold all shares in the San Juan Basin Royalty Trust for proceeds of $643,125 resulting in a gain of $516,867.

         Marketable securities at December 31,1998 consist of several issues of preferred stock with a fair market value of $374,915 as of December 31, 1998. The net unrealized loss related to these securities before taxes is $37,761 ($24,922 net of tax). The Company has designated these investments as "securities available for sale" pursuant to Statement of Financial Accounting Standards No. 115.

4.       ACCOUNTS RECEIVABLE

         Accounts receivable consist of the following:



                                                                   DECEMBER 31,
                                                               -------------------
                                                                 1998       1997
                                                               --------   --------
               Oil and gas .................................   $417,442   $334,851
               Receivable from preferred shareholders ......    100,000       --
                                                               --------   --------
                                                               $517,442   $334,851
                                                               ========   ========


         Oil and gas receivables are due from companies engaged principally in oil and gas activities, with payment terms on a short-term basis and in accordance with industry standards. The receivable from preferred shareholders was received in January 1999.

5.       PROPERTIES AND EQUIPMENT

         Properties and equipment consist of the following:



                                                                                  DECEMBER 31,
                                                                         ----------------------------
                                                                             1998            1997
                                                                         ------------    ------------
               Undeveloped mineral and royalty interests .............   $  7,270,632    $    334,489
               Nonproducing leaseholds ...............................        122,267          26,911
               Producing leaseholds ..................................      3,607,307       3,152,332
               Producing royalty interests ...........................      7,306,423       1,422,512
               Lease and well equipment ..............................        417,382         303,388
               Furniture and fixtures and other assets ...............        108,268          79,019
                                                                         ------------    ------------
                                                                           18,832,279       5,318,651

                                                                           (2,622,648)     (2,108,577)
                                                                         ------------    ------------
               Accumulated depreciation, depletion and amortization ..   $ 16,209,631    $  3,210,074
                                                                         ============    ============


6.       ASSETS HELD FOR SALE

         Assets held for sale consist of undeveloped mineral and royalty interests which the Company is currently marketing. In January 1999 the Company sold a portion of the acreage for $750,000 resulting in a gain of $356,187 net of tax and closing costs.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

         Accounts payable and accrued liabilities consist of the following:



                                                    DECEMBER 31,
                                                -------------------
                                                  1998       1997
                                                --------   --------
               Professional fees ............   $  6,980   $  3,251
               Lease operating expense ......     94,290     92,430
               Trade accounts payable .......    140,809     19,894
               Brokerage  fees ..............     45,516       --
               Drilling costs ...............     40,130    194,015
               Howell acquisition costs .....    260,029       --
                                                --------   --------
                                                $587,754   $309,590
                                                ========   ========


8.       INTEREST AND OTHER INCOME

         Interest and other income consists of:



                                                                            YEAR ENDED DECEMBER 31,
                                                                         ------------------------------
                                                                           1998       1997       1996
                                                                         --------   --------   --------
               Interest - Certificates of deposit
                   U.S. Treasury bills, and money market accounts ....   $152,789   $147,237   $138,720
               Distribution from San Juan Basin Royalty Trust ........       --         --       12,253
               Dividends from marketable securities ..................      7,720       --         --
               Other .................................................     10,829      2,604     11,324
                                                                         --------   --------   --------

                                                                         $171,338   $149,841   $162,297
                                                                         ========   ========   ========


9.       GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses incurred by the Company are as follows:


                                                              YEAR ENDED DECEMBER 31,
                                                          ------------------------------
                                                            1998       1997       1996
                                                          --------   --------   --------
               Salaries ...............................   $208,226   $213,000   $327,277
               Professional fees ......................    329,481    161,745    139,794
               Insurance ..............................     49,338     57,730     57,005
               Retirement expense .....................      9,992     69,188     69,050
               Rent expense ...........................     43,676     34,297     30,913
               Directors' fees and travel expenses ....     75,988     78,963     40,334
               Shareholder relations ..................    122,688     53,126     77,166
               Travel and entertainment ...............      8,613     21,800     52,726
               Telephone and utilities ................     19,755     16,588     19,908
               Taxes, other than income ...............     35,268     37,747     38,285
               Other ..................................     96,523     58,539     54,628
                                                          --------   --------   --------

                                                          $999,548   $802,723   $907,086
                                                          ========   ========   ========


10.      INCOME TAXES

         The Company's provision (benefit) for income taxes was comprised of the following:


                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                            1998          1997        1996
                                                          ---------    ---------    ---------
               Federal:
                    Current ...........................   $ (63,821)   $  (2,808)   $  62,939
                    Deferred ..........................    (169,456)     (81,453)     200,161
                                                          ---------    ---------    ---------

               Provision (benefit) for income taxes ...   $(233,277)   $ (84,261)   $ 263,100
                                                          =========    =========    =========

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The primary reasons for the difference between tax expense at the statutory federal income tax rate and the Company's provision for income taxes were:


                                                                    YEAR ENDED DECEMBER 31,
                                                               -----------------------------------
                                                                 1998         1997         1996
                                                               ---------    ---------    ---------
               Theoretical tax at 34% ......................   $(161,678)   $ (46,113)   $ 336,703
               Surtax or rate difference ...................        --           (958)      (8,973)
               Statutory depletion in excess of tax basis ..     (69,979)     (38,013)     (64,317)
               Other .......................................      (1,620)         823         (313)
                                                               ---------    ---------    ---------

               Provision (benefit) for income taxes ........   $(233,277)   $ (84,261)   $ 263,100
                                                               =========    =========    =========

         Net operating loss generated in 1995 totaling $516,064 was carried forward and used in 1996. In 1998, the net operating loss for tax purposes totaled $641,176, of which $185,482 will be carried back to be used against prior year taxable income. The remaining net operating loss will be carried forward to be used against future taxable income.

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1998 and 1997 were as follows:


                                                                           1998         1997
                                                                         ---------    ---------
               Deferred tax liabilities:
                   Intangible drilling and development costs .........   $(210,104)   $(117,774)
                   Lease and well equipment ..........................     (13,949)     (12,619)
                   Leasehold costs ...................................      (2,260)     (16,596)
                                                                         ---------    ---------
                        Gross deferred tax liabilities ...............    (226,313)    (146,989)
                                                                         ---------    ---------

               Deferred tax assets:
                   Depletion carryforwards ...........................     115,172       49,528
                   Net operating tax loss carryforward ...............     154,936         --
                   Geological and geophysical costs ..................      78,179       53,832
                   Alternative minimum tax credit carryforwards ......      63,427       59,574
                       Unrealized loss on marketable securities ......      12,839         --
                                                                         ---------    ---------
                            Gross deferred tax assets ................     424,553      162,934
                                                                         ---------    ---------

               Net deferred tax assets ...............................   $ 198,240    $  15,945
                                                                         =========    =========


         Of the change in deferred taxes, $12,839 was credited to net unrealized loss on marketable securities in stockholders' equity for 1998. The tax credit carryforwards and depletion carryforwards are available indefinitely.

11.      BENEFIT PLANS

         The Company has a noncontributory defined benefit pension plan which covers all Company employees. The benefits are based on years of service and the employee's compensation. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

         In 1996, the Company established a Supplemental Executive Retirement Plan ("SERP") covering certain key employees. The SERP provides for incremental pension payments from the Company's funds so that retirement benefit payments are equal to amounts that would have been payable from the Company's principal pension plan if it were not for limitations on those payments imposed by income tax regulations.

         During 1997, the Company settled its benefit plan obligations with certain employees resulting in a loss of $173,971 which has been recorded as a loss on settlement of benefit plans in the consolidated statement of operations. The loss consists of a 100% settlement of the pension benefit for $87,654 and a payment of $88,617 for settlement of the SERP. The loss is primarily attributable to the settlement of benefit plans upon the resignation of the then Chairman and Chief Executive Officer of the Company.

         The status of the pension plan follows:

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                      1998        1997
                                                                    ---------   ---------
               Change in benefit obligation:

               Benefit obligation at beginning of year ..........   $   4,365   $ 463,933
               Service cost .....................................      13,825      55,212
               Interest on pension benefit obligation ...........         306      15,401
               Actuarial loss (gain) ............................       7,068     (42,340)
               Benefits paid ....................................        --      (487,841)
                                                                    ---------   ---------

               Benefit obligation at end of year ................      25,564       4,365


               Change in plan assets:

               Fair value of plan assets at beginning of year ...       5,020     387,158
               Actual return on plan assets .....................       1,477      25,777
               Employer contributions ...........................      27,750      79,927
               Benefits paid ....................................        --      (487,842)
                                                                    ---------   ---------

               Fair value of plan assets at end of year .........      34,247       5,020
                                                                    ---------   ---------


               Funded status ....................................       8,683         655
               Unrecognized net actuarial loss ..................       6,914     104,902
                                                                    ---------   ---------

               Prepaid pension cost .............................   $  15,597   $ 105,557
                                                                    =========   =========



         Weighted average assumptions at measurement date:


                                                                   1998    1997
                                                                   ----    ----
               Discount rate ....................................   7%      7%
               Expected long-term rate of return on assets ......   7%      7%
               Rate of increase in compensation levels ..........   3%      3.5%

         The following table sets forth the net periodic costs for the plan as of December 31, 1998, 1997 and 1996:


                                                            1998        1997        1996
                                                          --------    --------    --------
               Service cost ...........................   $ 13,825    $ 55,212    $ 54,452
               Interest cost ..........................        306      15,401      26,828
               Expected return on assets ..............     (1,323)    (12,824)    (25,899)
               Amortization of transition (asset) .....       --        (2,875)     (2,874)
               Recognized net actuarial loss (gain) ...       --         8,129       8,211
                                                          --------    --------    --------

                                                          $ 12,808    $ 63,043    $ 60,718
                                                          ========    ========    ========


12.      LEASE AND OTHER COMMITMENTS

         In November 1993, the Company signed a lease agreement to lease new office space for a period of sixty-three months, beginning January 6, 1994 and ending March 31, 1999. Rentals paid in 1999 through the termination of the lease were $9,561.

13.      LONG TERM DEBT

         In November 1997, the Company obtained a $10,000,000 credit facility (the "Facility"). In December 1998, the Company borrowed $2,700,000 against the Facility which was used to finance the Howell Mineral Acquisition. The Company obtained an additional $5,900,000 term loan (the "Loan") which was used in this acquisition. As of December 31, 1998, the outstanding balance of the facility and loan were $2,700,000 and $5,900,000, respectively.

         The Facility is a revolving line of credit collateralized by various oil and gas interests owned by the Company. The interest rate is equal to the prime rate as long as the amount borrowed is greater than 80% of the borrowing base as defined by the lender ($2,700,000 at December 31, 1998). The rate will drop to prime less one-half percent if the amount borrowed drops below 80% of the borrowing base. In addition the Facility has a commitment fee of .375% per annum on unused amounts and a letter of credit fee of .875% per annum. The interest rate on the Facility at December 31, 1998 was 7.5%, and the Company is currently not subject to any fees. The maturity date is October 1, 2000.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The Facility contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets and the payment of dividends on common stock, change of control and management and require us to meet certain financial requirements. Specifically, the Company must maintain a current ratio of 1.00 to 1.00 and a debt service coverage ratio of not less than 1.25 to 1.00.

         The Loan is a credit agreement collateralized by various oil and gas interests owned by the Company. The interest rate is equal to the prime rate plus one-quarter percent. The interest rate on the loan was 7.75% at December 31,1998. The maturity date is June 1, 2000.

         The Loan contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, the sale of assets and the payment of dividends, change of control and management and require Tormin to meet certain financial requirements. Specifically, Tormin must maintain a current ratio of 1.25 to 1.00 after deducting the current portion of the Loan and general and administrative costs are limited to $50,000 per each calendar quarter. Tormin is committed to repay interest on a monthly basis plus principal equal to the greater of 95% of net cash flow or $60,000.

         Each of the above described debt issues is controlled by its respective borrowing bases. The amount of debt outstanding at any time is not allowed to exceed the borrowing base as determined by the lender. The borrowing base is subject to evaluation every six months and can be adjusted either up or down. The Company and Tormin are required to repay any principal which exceeds the revised borrowing base.

         Aggregate principal reductions are as follows for each year ended December 31:


                    1999.......................     $    720,000
                    2000.......................        7,880,000

         The Company is currently negotiating to extend the payment terms of the Loan.

14.      STOCK COMPENSATION PLANS

         The Company has granted stock options to key employees, directors and certain consultants of the Company which are described below.

         In May 1990, the Company adopted the 1990 Stock Option Plan ("the Plan"). The aggregate number of shares of common stock issuable under the Plan as amended and subject to shareholder approval is 500,000. The Plan provides for the granting of stock options at exercise prices equal to the market price of the stock at the date of the grant.

         In September 1994, the Company adopted the 1994 Nonemployee Director Stock Option Plan ("Nonemployee Director Plan"). The number of shares of common stock issuable under the Nonemployee Director Plan is 200,000 shares in the aggregate. The Nonemployee Director Plan provides for the granting of stock options at exercise prices equal to the market price of the stock at the grant date.

         Options under the Plan and the Nonemployee Director Plan are granted periodically throughout the year and are generally exercisable in equal increments over a three-year period and have a maximum term of 10 years.

         In September 1998, our board of directors authorized Toreador to enter into stock option agreements with G. Thomas Graves III and John Mark McLaughlin under the Amended and Restated Stock Option Plan, subject to stockholder approval of the Amended and Restated Stock Option Plan, for options to purchase 250,000 and 45,000 shares of common stock, respectively.

         Pursuant to SFAS No. 123, the Company recorded an expense of $19,747 and $44,011 during 1998 and 1997, respectively, for stock options granted to certain consultants to the Company.

         A summary of stock option transactions are as follows:

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                 1998                      1997                     1996
                                       ------------------------  -----------------------   ----------------------
                                                      WEIGHTED-                WEIGHTED-                WEIGHTED-
                                                      AVERAGE                  AVERAGE                  AVERAGE
                                                      EXERCISE                 EXERCISE                 EXERCISE
                                         SHARES        PRICE       SHARES       PRICE       SHARES        PRICE
                                       ----------    ---------   ----------    --------    ---------    --------
Outstanding at beginning of year......    469,000    $    2.97      452,500    $   3.16      470,000    $   3.15
Granted...............................    340,000         4.38      117,500        2.50           --          --
Exercised.............................   (276,500)        2.86      (11,000)       2.47       (7,500)       2.47
Forfeited.............................    (70,000)        3.11      (90,000)       3.36      (10,000)       3.25
                                       ----------    ---------   ----------    --------    ---------    --------

Outstanding at end of year............    462,500    $    4.05      469,000    $   2.97      452,500    $   3.16
                                       ==========    =========   ==========    ========    =========    ========


Exercisable at end of year............    100,833    $    3.28      411,500    $   3.02      402,500    $   3.13
                                       ==========    =========   ==========    ========    =========    ========



         For stock options granted during 1998 the following represents the weighted-average exercise prices and the weighted-average fair value based upon whether or not the exercise price of the option was greater than, less than or equal to the market price of the stock on the grant date:


                                              WEIGHTED-AVERAGE    WEIGHTED-AVERAGE
                OPTION TYPE                    EXERCISE-PRICE         FAIR VALUE
                -----------                    --------------         ----------
Exercise price greater than market price ....   $   5.00              $    .35
Exercise price less than market price .......       2.75                  1.11
Exercise price equal to market price ........       2.50                   .92

         The following table summarizes information about the fixed price stock options outstanding at December 31, 1998:



                 OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
---------------------------------------------------        ----------------------------------------
                                         WEIGHTED
                                          AVERAGE          WEIGHTED                        WEIGHTED
    RANGE OF           NUMBER            REMAINING         AVERAGE          NUMBER         AVERAGE
    EXERCISE         OUTSTANDING        CONTRACTUAL        EXERCISE       EXERCISABLE      EXERCISE
     PRICES          AT 12/31/98           LIFE             PRICE         AT 12/31/98       PRICE
    --------         -----------        -----------        --------       -----------      --------
$          2.50           72,500          7.1 Years        $   2.50           20,833     $    2.50
           2.75           60,000          9.8 Years            2.75                0             0
    3.25 - 3.50           50,000          5.7 Years            3.40           50,000          3.40
           3.63           30,000          2.4 Years            3.63           30,000          3.63
           5.00          250,000          9.8 Years            5.00                0             0
---------------       ----------        -----------        --------        ---------     ---------

$   2.50 - 5.00          462,500          8.4 Years        $   4.05          100,833     $    3.28
===============       ==========        ===========        ========        =========     =========


         At December 31, 1998, 202,500 shares were available for grant under the Plan and 140,000 shares were available for grant as options under the Nonemployee Director Plan.

         Had compensation costs for employees under the Company's two stock-based compensation plans been determined based on the fair value at the grant dates under those plans consistent with the method prescribed by SFAS No. 123, the Company's pro forma net income and earnings per share would have been reduced to the pro forma amounts listed below:


                                                    1998           1997             1996
                                               -------------    -----------     ------------
Net income (loss)            As reported       $    (242,246)   $   (51,366)    $    726,750
                                 Pro forma     $    (272,077)   $   (82,515)    $    726,750

Basic earnings per share     As reported       $       (0.05)   $     (0.01)    $       0.14
                                 Pro forma     $       (0.05)   $     (0.02)    $       0.14

Diluted earnings per share   As reported       $       (0.05)   $     (0.01)    $       0.14
                                 Pro forma     $       (0.05)   $     (0.02)    $       0.14


                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         There were no options granted during 1996. The fair value of each option granted during 1997 is estimated on the date of grant using the Black-Scholes Option-Pricing model with the following assumptions respectively: dividend yield of $0/share; expected volatility of 39%; risk-free interest rate of 6.4%; and expected lives of 5 years. The fair value of each option granted during 1998 is estimated on the date of grant using the Black-Scholes Option-Pricing model with the following assumptions respectively: dividend yield of $0/; expected volatility of 27%; risk-free interest rate of 6.4%; and expected lives of 5 years.

15.      CAPITAL

         In connection with the private placement in 1994, the Company's placement agent received a five-year warrant to purchase 106,867 shares of common stock at a price of $4.375 per share and the right to participate in registered offerings of common stock by the Company. The Company paid $25,000 to the placement agent in December 1998 in order to terminate the warrant.

         The Company adopted a stockholder rights plan on April 3, 1995 designed to assure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers and other abusive takeover tactics to gain control of the Company without paying all stockholders a fair price. Under the rights plan, the Company declared a dividend of one right ("Right") on each share of Company common stock. Each Right will entitle the holder to purchase one one-hundredth of a share of a new Series A Junior Participating Preferred Stock, par value $1.00 per share, at an exercise price of $12.00. The Rights are not currently exercisable and will become exercisable only in the event a person or group acquires beneficial ownership of 20 percent or more of Toreador's outstanding common stock or announces a tender offer or exchange offer to acquire such ownership level. The Rights are subject to redemption by the Company for $.01 per Right at any time prior to the tenth day after the first public announcement of the acquisition by any person or group of beneficial ownership of 20 percent or more of Company common stock. The dividend distribution was made on April 13, 1995 to stockholders of record at the close of business on that date. The rights will expire on April 13, 2005.

         In October 1995, the Company's Board of Directors authorized the repurchase of up to 100,000 shares of the Company's common stock. This repurchase was completed in April 1996. In April 1996, the Company's Board of Directors authorized the repurchase of an additional 150,000 shares of the Company's common stock. This repurchase was completed in April 1997.

         In April 1997, the Company's board of directors authorized the repurchase of an additional 300,000 shares of the Company's common stock. On July 23, 1998, the Company's board of directors suspended the policy of share repurchases for the time being to instead use the Company's excess cash resources toward funding the Company's participation in third party operated 3-D projects or drilling prospects and acquisition of producing oil and gas properties. On March 23, 1999, the Company's board of directors reinstated the common stock repurchase program enabling the Company to purchase the remaining 117,300 shares available under the April 1997 stock repurchase plan from time to time and depending on market conditions. As of December 31, 1998, the Company had repurchased 182,700 shares of its common stock under the third repurchase program. Management anticipates that any future repurchases of the Company's common stock will be funded from the Company's cash flow from operations and working capital.

         In December 1998, the Company sold 160,000 shares of Series A Preferred Stock for $4,000,000. The sale was made through a private placement. At the option of the holder, the preferred stock may be converted into common shares at a price of $4 per common share. The Company, at its option, may redeem the preferred stock at its stated value of $25 per share on or after December 1, 2004. The preferred stock accrues dividends at an annual rate of $2.25 per share payable quarterly in cash. The proceeds from the sale were used in part to finance the Howell mineral acquisition.

         Under the original agreement, the Company was required to redeem all outstanding Series A Preferred Stock on December 1, 2008. On March 15, 1999, the Company and the holders of the Series A Preferred Stock agreed to remove the mandatory redemption feature in exchange for certain other modifications. As a result, the Series A Preferred Stock has been classified as a component of equity at December 31, 1998.

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.      RELATED PARTY TRANSACTIONS

         The Company entered into a technical services agreement with Wilco Properties, Inc. ("Wilco") effective October 1, 1998 whereby Wilco provides accounting and geological management services for a monthly fee of $7,250. The Company canceled the technical services agreement in February 1999 and entered into a new technical services agreement whereby the Company employed the Wilco personnel directly and agreed to provide accounting and geological management services to Wilco for a monthly fee of $7,250.

17.      OIL AND GAS INFORMATION (UNAUDITED)

         The following information is presented pursuant to SFAS No. 69, Disclosures about Oil and Gas Producing Activities:

         RESULTS OF OPERATIONS

         Results of operations from oil and gas producing activities were as follows:



                                                        1998         1997         1996
                                                     ----------   ----------   ----------
Crude oil, condensate and natural gas ............   $1,968,638   $2,325,148   $2,306,791
Lease bonuses and delay rentals ..................      168,664      287,604      118,430
                                                     ----------   ----------   ----------
    Total revenues ...............................    2,137,302    2,612,752    2,425,221
                                                     ==========   ==========   ==========

Costs and expenses:
    Lease operating costs ........................      583,441      695,007      585,732
    Exploration costs ............................      650,983      713,344      358,391
    Depreciation and depletion ...................      510,775      539,346      273,026
                                                     ----------   ----------   ----------
Income before income taxes .......................      392,103      665,055    1,208,072
Income tax expense ...............................      133,315      226,119      410,744
                                                     ----------   ----------   ----------
Results of operations from producing activities
(excluding corporate overhead) ...................   $  258,788   $  438,936   $  797,328
                                                     ==========   ==========   ==========


         CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES:



                                                        DECEMBER 31,
                                        --------------------------------------------
                                            1998            1997            1996
                                        ------------    ------------    ------------
Unproved properties (a) .............   $  7,727,388    $    361,400    $    457,861
Proved leaseholds ...................     10,913,730       4,574,844       4,161,956
Lease and well equipment ............        417,382         303,388         151,243
                                        ------------    ------------    ------------

                                        $ 19,058,500    $  5,239,632    $  4,771,060
                                        ------------    ------------    ------------

Less:  Accumulated depreciation,
           depletion and amortization     (2,608,905)     (2,036,912)     (1,507,553)
                                        ------------    ------------    ------------

Capitalized costs ...................   $ 16,449,595    $  3,202,720    $  3,263,507
                                        ============    ============    ============


         (a) Unproved properties for 1998 includes $334,489 classified as "Assets held for sale".

               COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION,
                    EXPLORATION, AND DEVELOPMENT ACTIVITIES:



                                    1998           1997          1996
                                 -----------   -----------   -----------
Acquisition of properties

    Proved ...................   $ 5,883,911   $   192,670   $   371,761
    Unproved .................     7,365,988        56,245        69,838
Exploration costs ............       133,113       166,710       130,647
Development costs ............       568,969       301,853       321,180
                                 -----------   -----------   -----------

Costs incurred ...............   $13,951,981   $   717,478   $   893,426
                                 ===========   ===========   ===========

                          TOREADOR ROYALTY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         OIL AND GAS RESERVES

         The following table identifies the Company's net interest in estimated quantities of proved oil and gas reserves and changes in such estimated quantities. Reserve estimates were prepared by independent petroleum engineers and such estimates were reviewed by Company management. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. Estimated proved developed and undeveloped oil and gas reserves at December 31, 1998, 1997 and 1996 are tabulated below. Crude oil includes condensate and natural gas liquids and is stated in barrels (bbl). Natural gas is stated in thousands of cubic feet (mcf).


                                                                    OIL(BBL)      GAS(MCF)
                                                                   -----------   -----------
               PROVED DEVELOPED AND UNDEVELOPED RESERVES
               December 31, 1995 ................................      569,281     2,607,436
               Purchases of reserves in place ...................      219,268       266,899
               Revisions of previous estimates ..................       35,082       372,202
               Extensions, discoveries, and other additions .....       35,959       154,942
               Production .......................................      (68,318)     (348,539)
                                                                   -----------   -----------


               December 31, 1996 ................................      791,272     3,052,940
               Purchases of reserves in place ...................        5,410       265,316
               Revisions of previous estimates ..................     (317,393)     (471,860)
               Extensions, discoveries, and other additions .....      143,792       143,998
               Production .......................................      (69,903)     (425,854)
                                                                   -----------   -----------


               December 31, 1997 ................................      553,178     2,564,540
               Purchases of reserves in place ...................      457,953     6,714,493
               Revisions of previous estimates ..................      180,310       813,717
               Extensions, discoveries, and other additions .....       12,161        92,539
               Production .......................................      (90,097)     (394,849)
                                                                   -----------   -----------


               December 31, 1998 ................................    1,113,505     9,790,440
                                                                   ===========   ===========


               PROVED DEVELOPED RESERVES
               December 31, 1997 ................................      501,726     2,487,574
                                                                   ===========   ===========


               December 31, 1998 ................................    1,095,798     8,631,968
                                                                   ===========   ===========


         There were no proved undeveloped reserves at December 31, 1996.

         STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS REVENUES

         Pursuant to SFAS No. 69, the Company has developed the following information titled "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Quantities" (Standardized Measure). Accordingly, the Standardized Measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs, year-end statutory tax rates adjusted for future tax rates already legislated and a 10% annual discount rate. The Standardized Measure does not purport to be an estimate of the fair market value of the Company's reserves. An estimate of fair value would also have taken into account, among other things, the expected recovery of reserves in excess of proved reserves, anticipated changes in future prices and costs and a discount factor representative of the time value of money and risks inherent in producing oil and gas.

                                                                                 1998          1997           1996
                                                                              -----------   -----------   -----------
               Future cash inflows ........................................   $29,011,780   $14,558,500   $29,686,583
               Future production costs ....................................     5,110,313     4,096,800     9,594,044
               Future development costs ...................................        44,279       366,900          --
                                                                              -----------   -----------   -----------


               Future net cash flows before income taxes ..................    23,857,188    10,094,800    20,092,539
               Future income tax expense ..................................     5,375,278     2,628,421     6,001,855
                                                                              -----------   -----------   -----------


               Future net cash flows ......................................    18,481,910     7,466,379    14,090,684
               10% annual discount for estimated timing of cash flows .....     7,011,003     2,597,628     5,773,051
                                                                              -----------   -----------   -----------

               Standardized measure of discounted future net cash flows
                    relating to proved oil and gas reserves................   $11,470,907   $ 4,868,751   $ 8,317,633
                                                                              ===========   ===========   ===========



         The average oil and gas prices used to calculate future net cash inflows at December 31, 1998 were $9.74 per barrel and $1.86 per mcf, respectively. At December 31, 1998 and March 17, 1999, respectively, the NYMEX price for oil was $12.05 per barrel and $15.24 per barrel and the NYMEX price for gas was $1.945 per MMBtu and $1.699 per MMBtu.

         CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH RELATING TO PROVED OIL AND GAS RESERVES

         The following are the principal sources of change in the standardized measure:


                                                                   1998            1997            1996
                                                               ------------    ------------    ------------
               Balance at January 1 ........................   $  4,868,751    $  8,317,633    $  4,710,135
               Sales of oil and gas produced, net ..........     (1,385,196)     (1,630,141)     (1,721,059)
               Net changes in prices and production costs ..     (2,206,776)     (2,968,223)      3,393,314
               Extensions and discoveries ..................        181,087       1,432,864         884,206
               Revisions of previous quantity estimates ....      1,813,841      (3,720,824)        719,335
               Net change in income taxes ..................       (473,300)      1,737,609      (1,726,595)
               Accretion of discount .......................        486,875         831,763         601,140
               Purchases of reserves .......................      8,304,398         494,526         371,761
               Other .......................................       (118,773)        373,544       1,085,396
                                                               ------------    ------------    ------------

               Balance at December 31 ......................   $ 11,470,907    $  4,868,751    $  8,317,633
                                                               ============    ============    ============

                          TOREADOR ROYALTY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints John Mark McLaughlin and Edward C. Marhanka, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Toreador Royalty Corporation held of record by the undersigned on April 30, 1999, at the annual meeting of stockholders to be held on Thursday, May 20, 1999, at 10:00 a.m. in Dallas, Texas or any adjournment thereof, and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated April 30, 1999 and the proxy statement accompanying the notice. The undersigned hereby acknowledges receipt of the notice of the meeting dated April 30, 1999 and the proxy statement accompanying such notice.


     IMPORTANT - - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


1.   ELECTION OF DIRECTORS    FOR all nominees listed below                     WITHHOLD AUTHORITY
                              (except as marked to the contrary below   [ ]     to vote for all nominees listed below   [ ]

             J. W. BULLION        EDWARD NATHAN DANE        PETER L. FALB        G. THOMAS GRAVES III

                      THOMAS P. KELLOGG, JR.        WILLIAM I. LEE      JOHN MARK MCLAUGHLIN

                      (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

                                          ------------------------------

2.   Proposal to approve of the Company's Amended and Restated 1990 Stock Option Plan.

                  For                       Against                             Abstain

                  [ ]                         [ ]                                 [ ]


3.   Approval of Amendment to Certificate of Incorporation increasing authorized Common Stock from 10,000,000 to
     20,000,000 shares.

                  For                       Against                             Abstain

                  [ ]                         [ ]                                 [ ]




         In their discretion, the Proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

         THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED AND, IN THE DISCRETION OF THE PROXY, ANY OTHER BUSINESS.

         The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.


                                          DATED:                       , 1999
                                                 ---------------------

                                          -------------------------------------

                                          -------------------------------------
                                             Signature(s) of Stockholder(s)

                                          Please sign exactly as your name or
                                          names appear above. For joint
                                          accounts, each owner should sign. When
                                          signing as attorney, executor,
                                          administrator, guardian, trustee, or
                                          in some other representative capacity,
                                          or as officer of a corporation, please
                                          indicate your capacity or title.

Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.